As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANARY STAKED CRO ETF

(Exact name of registrant as specified in its charter)

Delaware	___________
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Canary Capital Group LLC

Steven McClurg

8 Cadillac Drive, Suite 300,
Brentwood, TN 37027
(615) 200-0788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,

James Audette, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:           ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated May 30, 2025

PROSPECTUS

Shares

Canary Staked CRO ETF

The Canary Staked CRO ETF (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on the ________ (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the price of Cronos (“CRO”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional CRO through the validation of transactions in the Cronos POS Chain (the “Cronos POS”), a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos Ecosystem (defined below). In seeking to achieve its investment objectives, the Trust will hold CRO and establish its net asset value (“NAV”) by reference to the price of CRO as calculated by [________]. (“Pricing Benchmark”). The Pricing Benchmark is calculated by [________] (the “Benchmark Provider”), a financial data website integrating spot market prices from various digital asset trading platforms (“Constituent Platforms”). Canary Capital Group LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, ________ (“________” or the “Transfer Agent”) is the Trust’s transfer agent (in such capacity, the “Transfer Agent”) and cash custodian (in such capacity, the “Cash Custodian”), and Foris DAX Trust Company, LLC dba Crypto.com Custody Trust Company (the “Custodian”) is the custodian for the Trust, and will hold all of the Trust’s CRO on the Trust’s behalf.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of [____] Shares (a “Basket”) based on the quantity of CRO attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash needed to purchase the amount of CRO represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the CRO represented by the Basket to be sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, cash to the Trust’s account with the Cash Custodian in exchange for Shares when they purchase Shares, and the Trust will deliver cash to such Authorized Participants when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “____.”

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in CRO futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $____. On ____, 202_, the Trust purchased ____ CRO with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Seed Capital Investor” for additional information.]

The price of the Seed Share and the Seed Baskets was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD CRO. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE __.

the Shares of the trust are neither interests in nor obligations of the Sponsor, the trustee, the administrator, the transfer agent, THE Marketing Agent, the Custodian or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is _______, 202_

TABLE OF CONTENTS

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

 i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

 ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Canary Staked CRO ETF (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the ____ (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the price of Cronos (“CRO”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional CRO through the validation of transactions in the Cronos POS Chain (the “Cronos POS”), a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos Ecosystem (defined below). In seeking to achieve its investment objectives, the Trust will hold CRO and establish its net asset value (“NAV”) by reference to the price of CRO as calculated by [________] (“Pricing Benchmark”). The Trust is sponsored by Canary Capital Group LLC (the “Sponsor”), a wholly owned subsidiary of Canary Capital Group Inc.

The Trust intends to provide direct exposure to the price of CRO held by the Trust’s CRO custodian Foris DAX Trust Company, LLC dba Crypto.com Custody Trust Company (the “Custodian”). The Custodian is not insured by the Federal Deposit Insurance Corporation (the “FDIC”) but carry insurance provided by private insurance carriers. The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, which is calculated by [________] (the “Benchmark Provider”) by integrating spot market prices from various digital asset trading platforms (“Constituent Platforms”). The Pricing Benchmark is calculated as of 4:00 p.m. Eastern time (“ET”).

CRO is a digital asset. Like all digital assets, buying, holding and selling CRO is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of CRO does not entitle its holders to any portion of a company’s profits or any stream of income payments. CRO is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for CRO through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding CRO directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use CRO by investing in the Shares rather than purchasing, holding and trading CRO directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement (as defined below).

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objectives.

[The Trust intends to establish a program to stake a portion of the Trust’s assets through one or more staking infrastructure providers (each a “Staking Provider”). The Staking Provider will provide hardware, software and services necessary to enable the Trust to establish validator nodes and stake the Trust’s CRO on Cronos POS. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of CRO, which may be treated for federal income tax purposes as income to the Trust. The Staking Provider exercises no discretion as to the amount the Trust’s CRO to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked CRO at all times. Staking activity on Cronos POS carries the risk of loss of CRO, including penalties that may be imposed if stake is delegated to underperforming or misbehaving validators. In addition, as part of the activation and unbonding processes of CRO staking, any staked CRO will be inaccessible for a period of time. Specifically, once staked, CRO becomes subject to a mandatory unbonding period, currently set at 28 days, during which it cannot be transferred or withdrawn. This may result in liquidity constraints if funds are needed during that period, and the Sponsor will manage these liquidity risks accordingly.]

Cronos Ecosystem – Overview

The “Cronos Ecosystem” collectively consists of: (i) Cronos POS Chain (“Cronos POS”), a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos ecosystem; (ii) Cronos EVM Chain (“Cronos EVM”), a leading Ethereum-compatible Layer 1 blockchain of the Cosmos ecosystem; (iii) Cronos zkEVM Chain (“Cronos zkEVM”), a zero-knowledge Layer 2 blockchain network secured by Ethereum and built on ZKsync technology; and (iv) CRO, the native token of the Cronos ecosystem.

Cronos POS

Cronos POS is the “layer-zero” blockchain network that guarantees the security of the Cronos Ecosystem. It is the native chain of the CRO token, secured by a vast network of approximately 100 validators, representing approximately $1.0 billion in staked value. Since its inception, Cronos POS has securely validated tens of millions of transactions, with an average transaction fee of $0.00001. Cronos POS is intended to enable transactions worldwide between people and businesses.

Cronos POS utilizes the CRO token to pay for transaction fees (“gas”), which are collected by validators who play a crucial role in maintaining the security and integrity of the network, ensuring that transactions are processed efficiently and securely.

Cronos POS utilizes a proof-of-stake (“PoS”) consensus mechanism, based on Tendermint Core’s consensus engine and the Cosmos SDK framework, relying on a set of validators to participate in the PoS consensus protocol who are responsible for committing new blocks in the blockchain. Validators risk or “stake” CRO to compete to be randomly selected to validate transactions and are rewarded CRO in proportion to the amount of CRO staked, which results in comparably fewer new CRO rewarded.

Cronos POS also supports the Inter-Blockchain Communication (“IBC”) protocol. Accordingly, end-users can import cryptocurrencies from the Cosmos and other chain families into Cronos POS, and subsequently use, trade or invest them in innovative smart contract-based protocols leveraging the rich application of other IBC compatible ecosystems, and rapidly port apps and smart contracts from IBC-compatible chains.

Cronos EVM

Cronos EVM is a Layer 1 decentralized, open-source public blockchain with high speed and low transaction fees that is compatible with the Ethereum-Virtual Machine (“EVM”). Cronos EVM is designed to support the creator economy with Web3 applications, such as decentralized finance (“DeFi”) and game finance (“GameFi”), and is intended to serve as the foundational infrastructure for an open metaverse of decentralized applications (“dApps”).

Cronos EVM utilizes a proof-of-authority (“PoA”) consensus mechanism, a permissioned variant of the PoS consensus mechanism that relies on validators that have been vetted and selected based on their commitment to the Cronos Ecosystem, technical ability to implement upgrades, track record in operating high availability nodes and economic viability. Selected validators are rewarded with CRO for validating transactions on Cronos EVM.

Cronos zkEVM

Cronos zkEVM is a Layer 2 zero-knowledge blockchain network focused on scalability, security and innovation. Cronos zkEVM is built on a customized deployment of ZK Stack and leverages the decentralized security of Ethereum to record proofs of its state and user balances.

Cronos zkEVM utilizes a consensus contract that supports permissionless participation of multiple coordinators to produce and validate batches of Layer 2 transactions which are then published on Cronos EVM. Cronos utilizes zkCRO, a yield-generating liquid staked version of CRO, as its protocol token, which is backed by an amount of CRO staked on Cronos POS.

For more information on CRO and Cronos POS, see “CRO, CRO Markets, and Regulation of CRO” below.

The Trust’s Investment Objectives

The Trust’s investment objective is to seek to provide exposure to the price of CRO held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional CRO through the validation of transactions in the Cronos POS, a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos Ecosystem. In seeking to achieve its investment objectives, the Trust will hold CRO and establish its NAV by reference to the Pricing Benchmark. The Pricing Benchmark is calculated by the Benchmark Provider, a financial data website integrating spot market prices from various Constituent Platforms. All of the Trust’s CRO will be held by the Custodian.

The Pricing Benchmark

The Pricing Benchmark is calculated by the Benchmark Provider, a financial data website integrating spot market prices from various Constituent Platforms. All of the Trust’s CRO will be held by the Custodian. The Trust uses the Pricing Benchmark to calculate its daily NAV. The Pricing Benchmark will provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one CRO that may be used to develop financial products. For more information on the Pricing Benchmark, see “The Trust and CRO Prices” below.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with Cronos POS and CRO

CRO is a relatively new technological innovation with a limited history. There is no assurance that usage of Cronos POS or CRO will continue to grow. A contraction in the use or adoption of CRO may result in increased volatility or a reduction in the price of CRO, which could adversely impact the value of the Shares. Sales of CRO that have been newly released from escrow may cause the price of CRO to decline, which could negatively affect an investment in the Shares. CRO markets have a limited history, CRO trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of CRO and Cronos POS continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of CRO or otherwise impact the demand for CRO. Disruptions at digital asset trading platforms could adversely affect the availability of CRO and the ability of Authorized Participants to purchase or sell CRO and, therefore, their ability to create and redeem Shares.

Spot markets on which CRO trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at CRO spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of CRO and the ability of Authorized Participants (as defined below) to purchase or sell CRO or CRO derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Trust from accessing its CRO. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer CRO in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Pricing Benchmark

The failure of the Pricing Benchmark methodology to measure the actual price of CRO could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the price of CRO as calculated by the Pricing Benchmark methodology may differ from the price of CRO calculated by other methodologies and the price of CRO on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in CRO. As noted, there are significant risks and hazards inherent in the CRO market that may cause the price of CRO to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the CRO market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of CRO, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Pricing Benchmark because the Trust incurs operating expenses and other fees and liabilities. Moreover, the NAV of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of CRO trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of Cronos POS or asset “air dropped” to holders of CRO. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in Cronos POS (other than what the Sponsor determines to be CRO) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “____”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, https://efts.canary.capital, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Pricing Benchmark will be published on ________ website at ________.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and CRO Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on May 12, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The Trust’s Service Providers

The Sponsor

The Sponsor, Canary Capital Group LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 8 Cadillac Drive, Suite 300, Brentwood, TN 37027. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s unified fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

____, serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is ____. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s CRO and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

________ serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodian

Foris Dax Trust Company, LLC dba Crypto.com Custody Trust Company serves as the Trust’s CRO custodian. Under the services agreements with the Custodian (the “Custodial Services Agreement”), the Custodian is responsible for safekeeping all of the CRO owned by the Trust. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening the account with the Custodian that holds the Trust’s CRO (the “CRO Account”), as well as facilitating the transfer or sale of CRO required for the operation of the Trust.

The Cash Custodian

[________ serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-CRO assets of the Trust.]

The Marketing Agent

____ (the “Marketing Agent”), is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The principal business address of the Marketing Agent is ____. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA.

Pricing Benchmark Services

[____ is responsible for oversight of the ____. ____ is the third-party, independent calculation agent for the Pricing Benchmark.]

CRO Trading Counterparties

The Trust buys and sells CRO through CRO trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of ____, the Trust has entered into agreements with each of ____, ____, ____ and ____ to serve as a CRO trading counterparty to the Trust. Neither the Sponsor nor the Trust is under any obligation to direct the Trust’s CRO trade orders to any particular CRO trading counterparty. The Sponsor will not place orders with any affiliated CRO trading counterparty. Each of these CRO trading counterparties is, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of ____% of the Trust’s CRO Holdings (the “Sponsor Fee”). The Trust’s “CRO Holdings” is the quantity of the Trust’s CRO plus any cash or other assets held by the Trust represented in CRO as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in CRO as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s CRO Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in CRO and be payable monthly in CRO or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of CRO to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Transfer Agent, the Cash Custodian, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of CRO, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of CRO to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of CRO in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell CRO at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in CRO, the amount of CRO transferred or sold may vary from time to time depending on the actual sales price of CRO relative to the Trust’s expenses and liabilities (e.g., if the price of CRO falls, the amount of CRO needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell CRO, the Trust may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of CRO incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of all of the Trust’s CRO. The Custodian provides insured safekeeping of digital assets using a multi-layer cold storage security platforms designed to provide offline security of the digital assets held by the Custodian. The Custodian has insurance coverage to protect the organization from risks such as theft of funds. The insurance programs of the Custodian does not cover, insure or guarantee the performance of the Trust. The Custodian is not FDIC-insured.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to CRO as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Sponsor will allocate the Trust’s CRO to the CRO Account at the Custodian. In the event the Sponsor determines to utilize additional custodians for the Trust’s CRO, the Sponsor will allocate the Trust’s CRO among such other custodians, taking into consideration the following: (i) the concentration of the Trust’s CRO at each custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each custodian, (iii) the insurance policies of each custodian, (iv) the fees and expenses associated with the storage of the Trust’s CRO at each custodian, (v) the fees and expenses associated with the transfer to or from the CRO Account at each custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s CRO held at each custodian, and the Sponsor may change the allocation between the custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of CRO between the CRO Accounts at each custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of CRO between the CRO Accounts at each custodian will occur “on-chain” over Cronos POS. On-chain transactions are subject to all of the risks of Cronos POS, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Staked CRO

The Trust intends to establish a program to stake a portion of the Trust’s assets through one or more Staking Providers. The Custodian will maintain exclusive possession and control of the private keys associated with any staked CRO at all times. However, as part of the activation and unbonding processes of CRO staking, any staked CRO will be inaccessible for a period of time. Specifically, once staked, CRO becomes subject to a mandatory unbonding period, currently set at 28 days, during which it cannot be transferred or withdrawn. The length and conditions of these periods may be modified through governance or affected by network dynamics, including validator queue times and system congestion.

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all CRO and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the CRO held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. EST. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of [      ] Shares (a “Basket”) based on the quantity of CRO attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash needed to purchase the amount of CRO represented by the Basket being created, as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the CRO represented by the Basket to be sold and the cash proceeds distributed. Authorized Participants will deliver, or facilitate the delivery of, cash to the Trust’s account with the Cash Custodian in exchange for Shares when they purchase Shares, and the Trust will deliver cash to such Authorized Participants when they redeem Shares with the Trust. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive CRO as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving CRO as part of the creation or redemption process. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

As of the date of this Prospectus, the Trust only creates and redeems Shares in exchange for cash. If the Trust were to create or redeem shares in exchange for CRO, the Trust would first need to seek certain regulatory approvals, including an amendment to the Exchange’s listing rules and an amendment to the Trust’s registration statement of which this Prospectus forms a part. There can be no guarantee that the Trust will be successful in obtaining such regulatory approvals, and the timing of any such approvals is unknown. If the Trust is successful in obtaining the necessary regulatory approvals to allow for creations and redemptions in-kind, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “____.”

Federal Income Tax Considerations

[It is expected that the Trust would be taxed as a C corporation and returns to an owner of Shares would be on an after-tax basis. Each sale or other disposition of CRO by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of CRO to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for the Trust.

Because the Trust will be a C corporation and neither a regulated investment company nor a grantor trust, the Trust will not be able to make in-kind redemption on a tax-free basis. If the Trust redeems Shares in-kind, the Trust will recognize gain in the asset distributed as if the Trust had sold the asset at it fair market value at the time of the redemption.]

The Trust will not be able to make capital gains dividends. However, a portion of the distributions from the Trust may be eligible to be treated as “qualified dividends” for individual investors. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of cash. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of CRO, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

When the Trust uses cash proceeds from creation transactions to purchase CRO, the Trust will receive CRO from a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to deliver the CRO. Furthermore, the third party will not be acting as an agent of any Authorized Participant with respect to the delivery of the CRO to the Trust or acting at the direction of any Authorized Participant with respect to the delivery of the CRO to the Trust. The Trust will redeem Shares by delivering CRO to a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to receive the CRO. In addition, the third party will not be acting as an agent of any Authorized Participant with respect to the receipt of the CRO from the Trust or acting at the direction of any Authorized Participant with respect to the receipt of the CRO from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

CRO, CRO MARKETS AND REGULATION OF CRO

This section of the Prospectus provides a more detailed description of CRO, including: information about the historical development of CRO; how a person holds CRO; how to use CRO in transactions; how to trade CRO; the spot markets where CRO can be bought, held and sold; and the CRO OTC market.

CRO

CRO is the native cryptographic token of the Cronos POS (described below). CRO performs several core functions within the network, including securing the blockchain through proof-of-stake validator delegation, facilitating on-chain governance by enabling token holder voting, and serving as the payment mechanism for transaction fees related to smart contract execution, asset transfers, and general network activity.

Cronos Ecosystem – Overview

The “Cronos Ecosystem” collectively consists of: (i) Cronos POS Chain (“Cronos POS”), a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos ecosystem; (ii) Cronos EVM Chain (“Cronos EVM”), a leading Ethereum-compatible Layer 1 blockchain of the Cosmos ecosystem; (iii) Cronos zkEVM Chain (“Cronos zkEVM”), a zero-knowledge Layer 2 blockchain network secured by Ethereum and built on ZKsync technology; and (iv) CRO, the native token of the Cronos ecosystem.

Cronos POS

Cronos POS is the “layer-zero” blockchain network that guarantees the security of the Cronos Ecosystem. It is the native chain of the CRO token, secured by a vast network of approximately 100 validators, representing approximately $1.0 billion in staked value. Since its inception, Cronos POS has securely validated tens of millions of transactions, with an average transaction fee of $0.00001. Cronos POS is intended to enable transactions worldwide between people and businesses.

Cronos POS utilizes the CRO token to pay for transaction fees (“gas”), which are collected by validators who play a crucial role in maintaining the security and integrity of the network, ensuring that transactions are processed efficiently and securely.

Cronos POS utilizes a proof-of-stake (“PoS”) consensus mechanism, based on Tendermint Core’s consensus engine and the Cosmos SDK framework, relying on a set of validators to participate in the PoS consensus protocol who are responsible for committing new blocks in the blockchain. Validators risk or “stake” CRO to compete to be randomly selected to validate transactions and are rewarded CRO in proportion to the amount of CRO staked, which results in comparably fewer new CRO rewarded.

Cronos POS also supports the Inter-Blockchain Communication (“IBC”) protocol. Accordingly, end-users can import cryptocurrencies from the Cosmos and other chain families into Cronos POS, and subsequently use, trade or invest them in innovative smart contract-based protocols leveraging the rich application of other IBC compatible ecosystems, and rapidly port apps and smart contracts from IBC-compatible chains.

Cronos EVM

Cronos EVM is a Layer 1 decentralized, open-source public blockchain with high speed and low transaction fees that is compatible with the Ethereum-Virtual Machine (“EVM”). Cronos EVM is designed to support the creator economy with Web3 applications, such as decentralized finance (“DeFi”) and game finance (“GameFi”), and is intended to serve as the foundational infrastructure for an open metaverse of decentralized applications (“dApps”).

Cronos EVM utilizes a proof-of-authority (“PoA”) consensus mechanism, a permissioned variant of the PoS consensus mechanism that relies on validators that have been vetted and selected based on their commitment to the Cronos Ecosystem, technical ability to implement upgrades, track record in operating high availability nodes and economic viability. Selected validators are rewarded with CRO for validating transactions on Cronos EVM.

Cronos zkEVM

Cronos zkEVM is a Layer 2 zero-knowledge blockchain network focused on scalability, security and innovation. Cronos zkEVM is built on a customized deployment of ZK Stack and leverages the decentralized security of Ethereum to record proofs of its state and user balances.

Cronos zkEVM utilizes a consensus contract that supports permissionless participation of multiple coordinators to produce and validate batches of Layer 2 transactions which are then published on Cronos EVM. Cronos utilizes zkCRO, a yield-generating liquid staked version of CRO, as its protocol token, which is backed by an amount of CRO staked on Cronos POS.

Consensus Engine

Cronos POS is based on Tendermint Core’s consensus engine and the Cosmos SDK framework, relying on a set of validators to participate in the PoS consensus mechanism who are responsible for committing new blocks in the blockchain.

Tendermint

Tendermint is a software used to consistently and securely replicate an application on many machines. Tendermint relies on: (i) the consensus engine, Tendermint Core (“Tendermint Core”); and (ii) the application interface, Application BlockChain Interface (“ABCI”).

Tendermint Core ensures that validators receive the same transactions and in the same order. Validators on Cronos POS are running a Byzantine Fault Tolerant (“BFT”) consensus protocol meaning the Cronos POS consensus engine is able to tolerate machines failing or becoming malicious. Validators on Cronos POS go through a multi-round voting process before coming to a consensus on the contents of a block. When the majority of the validators on Cronos POS agree on this block, this block will be added to the blockchain on the network.

The application interface, ABCI, makes it possible for developers to use Tendermint for applications in different programming languages and select the development environment suited for them.

Cosmos SDK

Cosmos SDK is an open-source framework suited for PoS or PoA blockchains. With the Cosmos SDK, developers can create custom blockchains from scratch on top of Tendermint and natively interoperate with other Cosmos SDK blockchains.

The Cosmos SDK allows for composable open-source modules that can be easily integrated. Developers can use pre-built modules or create custom modules that can be imported into the existing blockchain application. The Cosmos SDK is purportedly inspired by a capabilities-based security model, allowing developers to think more about the security of interactions between modules.

Fee Structure

Cronos POS has lower transaction fees than a typical Proof-of-Work (“PoW”) blockchain thanks to the design architecture and its PoS consensus engine. Cronos POS allows for a higher transaction execution capacity with a lower cost.

Each transaction on Cronos POS consumes CRO during execution based on the computational effort needed. The transaction fee on Cronos POS is calculated as the total of CRO consumed during transaction execution multiplied by the CRO price.

Cronos POS adopts a fee market module with a dynamic fee structure. At each block on Cronos POS, a common base fee is calculated dynamically for the next block, depending on the whole network utilization. The module’s formula to calculate the base fee at each block is designed such that the transaction fees will increase when the network is congested, and they will decrease when the network has spare capacity.

In contrast with certain other PoS protocols, the fee market module implemented on Cronos POS does not burn any of the base fees. The base fee and priority fee continue to be collected by the validators on Cronos POS.

Security and Performance

Cronos POS is powered by the Tendermint consensus engine, which is a BFT protocol, meaning Cronos POS has: (i) instant finality, making sure transactions are confirmed immediately once they are included in a block; (ii) scalability, because Tendermint can process more transactions per minute than the EVM; and (iii) security, because BFT can tolerate up to one third network node’s failure, including detection of explicit malicious behavior.

Instant Finality

A typical PoW consensus does not provide fast finality in the sense that blocks could be reorganized to a certain block height given a 51% attack. The probability of a transaction being revoked goes down as the number of confirmations goes up, so typically users need to wait at least six confirmations before their transaction is added to the blockchain. On Cronos POS, instant finality refers to the fact that transactions are finalized once they have been included into a block.

Scalability

Cronos POS can run more transactions per second than a typical PoW blockchain, as it is based on Tendermint’s PoS, providing fast finality. The advantage of having higher throughput on Cronos POS is that it becomes cheaper to run smart contracts. As transactions are processed faster, there is less backlog driving up the fees, which in turn helps save transaction fees. Because of the peg zones and hub design of the Cosmos network, it is possible to scale horizontally by adding additional zones, increasing the transaction per second with each zone that is added.

Security

As Cronos POS utilizes Tendermint’s consensus engine, a BFT protocol, Cronos POS is resistant, even if up to one third of the nodes fail or decide to act maliciously. Validators currently are invitation-only and are selected based on security and performance criteria, including a background check to ensure they are of highest standards. Validators are also expected to comply with a security checklist and follow best practices when running their nodes, including:

●	a secure operating data center;

●	backup and redundant hardware to ensure high availability and reliability;

●	sentry node architecture for distributed denial-of-service (“DDoS”) prevention;

●	intrusion detection / prevention system installed;

●	general security checks, including automated patching;

●	account security, remote access controls and key management services (e.g., hardware security modules); and

●	system monitoring and alerting.

The sentry node architecture is one example of how to set up a validator node to mitigate risk of DDoS attacks. A sentry node is similar to a full node but uses one or more peers to connect to. These peers can be either a validator or a node. The sentry node serves as a protection layer, similar to a frontend/backend separation. In case of DDoS attacks, multiple sentry nodes with the ability of dynamic scaling can make it much harder to impact the validator node.

The validator uses private connections and is not directly exposed to the public internet. This approach together with proper networking and security best practices, such as multiple subnets, firewalls and redundancy devices, are expected of validators.

Governance

Cronos POS validators receive CRO from users of the network in the form of transaction fees and as block rewards allocated to validators as part of the PoS governance of Cronos POS, which are then distributed to delegators after taking a validator commission. CRO held by validators represents their voting power in the consensus and other on-chain decisions.

The Cronos POS community may make governance proposals as they see fit. For example, when there is a request to change blockchain parameters or community spending, community members can draft an initial proposal with feedback from the community. To officially submit a proposal on the mainnet, a minimum amount of CRO needs to be deposited during the deposit period, which lasts 14 days or until the minimum amount of deposit is reached. After the deposit period, the voting period starts. Voting power is counted depending on bonded stake. A governance proposal is passed when the deposit requirements are met (i.e. 33.4% of the network’s voting power has voted and a majority of the voting power has backed the “yes” vote).

Rewards and Penalties

Validators on Cronos POS are expected to maintain a stable infrastructure and help to secure the network. If the validators fail to achieve this, they are subjected to certain forms of punishment depending on the severity, including jailing and byzantine faults.

Jailing - Liveness Faults (Low availability)

Validators are “jailed” if they do not sign blocks for a certain period of time. During the jailing period, validators are excluded from the active validator list and are not allowed to sign any blocks. The jailing period provides validators a chance to recover their infrastructure without further impacting the network stability. At the same time, the exclusion from signing blocks is a punishment to the validator because they cannot obtain any rewards during this period.

Byzantine Faults

A validator on Cronos POS makes a byzantine fault when they sign conflicting messages/blocks at the same height and consensus round. Tendermint has mechanisms to publish evidence of validators that signed conflicting votes so they can be punished by being slashed.

When byzantine faults are detected, validators are immediately slashed and jailed. Their stake will be deducted and validators who commit this double-signing fault will also be put into the “tombstone state,” which means they are blacklisted and jailed forever.

Ecosystem Support

Cronos Labs

Cronos Labs is a blockchain startup accelerator that focuses on DeFi, blockchain games and the Cronos Ecosystem. Cronos Labs helps builders create user-friendly applications on Cronos POS and drive mainstream adoption of Web3. Ecosystem programs include financial incentives, technical support, marketing support and investor introductions. This includes:

●	Cronos Ecosystem Grants - The ecosystem grant program focuses on accelerating the implementation of infrastructure components, developer tools, product integrations and user/developer education programs that are critical for the development of the Cronos Ecosystem.

●	Cronos Accelerator - The accelerator program is a structured 10-week launchpad that helps app builders to achieve product-market fit and significantly increases the effectiveness of their fundraising efforts.

●	Cronos Labs Incubator - Cronos Labs incubates talented DApp product development teams and provides them with the means and tools to create outstanding DeFi and GameFi applications.

●	Strategic Partnerships - Cronos Labs establishes ad-hoc partnerships with proven founders, Web3 protocols and technology companies who can significantly advance the user and developer experience on Cronos POS.

●	Hackathons - Cronos Labs supports a number of hackathon programs as organizer, sponsor or judge.

Cronos Labs also supports the Cronos Ecosystem Grants Program, which is intended to support early-stage projects in the Cronos Ecosystem by bootstrapping initial product development and providing technical support.

Cronos Play

Cronos Play is a comprehensive modular suite of developer tools and services to streamline the creation of gaming and GameFi applications in the Cronos Ecosystem. Cronos Play is an essential pillar of the Cronos Ecosystem’s strategy to bring tens of millions of end-users to Web3.

The Cronos Play roadmap includes integration with many open-source libraries and connectivity to commercial services, such as Crypto.com Pay. Games will be able to receive payment cards and crypto payment processing easily. Users will be able to sign blockchain transactions via the Crypto.com Onchain, the MetaMask wallet, or other wallets compatible with Wallet Connect.

CRO Market and Digital Asset Trading Platforms

All transactions on Cronos POS require CRO to pay for fees, with CRO serving as an index of all the chains connected to the network and demand for Cronos POS’s blockspace. In addition, investors may purchase and sell CRO to speculate as to the value of CRO in the CRO market or as a long-term investment to diversify their portfolio. The value of CRO within the CRO market is determined, in part, by the supply of and demand for CRO, market expectations for adopting CRO and the Cronos Ecosystem by individuals, the volume of commercial and private end-user-to-end-user transactions.

The most common means of determining a reference value is surveying trading platforms where secondary markets for CRO exist. The most prominent digital asset trading platforms are often referred to as “exchanges”. However, they are not regulated and do not report trade information in the same way as a national securities exchange (“Digital Asset Trading Platform”). As such, there are some differences in the form, transparency, and reliability of trading data from Digital Asset Trading Platforms. Generally speaking, CRO data is available from these Digital Asset Trading Platforms, which have publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as USDC or USDT. In addition, CRO and Cronos Ecosystem-based tokens (and the cryptocurrency and crypto tokens transiting other smart contract networks) are often traded through decentralized smart contract platforms, referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data.

Currently, several Digital Asset Trading Platforms are operating worldwide and trading platforms represent a substantial percentage of CRO buying and selling activity and provide the most data concerning prevailing valuations of CRO. CRO is currently listed for trading on a limited number of U.S.-based Digital Asset Trading Platforms, including Coinbase, Kraken, and Crypto.com. Additionally, derivative instruments based on CRO actively trade as well, including via contracts listed on the North America Derivatives Exchange, Inc., a CFTC regulated designated contract market and derivatives clearing organization. A Digital Asset Trading Platform provides investors with a way to purchase and sell CRO, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, Digital Asset Trading Platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) that monitor against money laundering and other illicit financing. Digital Asset Trading Platforms operate websites that permit investors to open accounts with the trading platform and then purchase and sell CRO and other digital assets.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. There are currently many other prominent digital assets. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, the behavior of investors, and the protocols and prominence of particular digital assets. Before 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By August 2024, this figure had dropped to around 54% as other digital assets, such as ether, launched and/or grew faster than bitcoin.

Shareholders creating Shares can acquire CRO to be deposited with the Trust either on Digital Asset Trading Platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of CRO are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Development of the Cronos Ecosystem

Digital assets such as CRO may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Cronos Ecosystem, including Cronos POS, and other digital asset networks are a new and rapidly evolving industry. The growth of the digital asset industry in general, and Cronos POS in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Cronos Ecosystem, include:

●	continued worldwide growth in the adoption and use of CRO and other digital assets, including those competitive with CRO;

●	government and quasi-government regulation of CRO and other digital assets and their use, or restrictions on or regulation of access to and operation of Cronos POS or similar digital asset systems;

●	the maintenance and development of the open-source software codebase used for Cronos POS services;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the Cronos Ecosystem, including Cronos POS. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its CRO holdings on the digital asset industry and Cronos POS. A decline in the popularity or acceptance of the Cronos Ecosystem, including Cronos POS, may harm the price of the Shares. There is no assurance that the Cronos Ecosystem, including Cronos POS, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of CRO.

Market Participants

Validators

Validators collectively maintain Cronos POS and run nodes that secure the network by committing new blocks in the Cronos blockchain. Validators risk or “stake” CRO to compete to be randomly selected to validate transactions and are rewarded CRO in proportion to the amount of CRO staked, which results in comparably fewer new CRO rewarded. Validators collectively maintain Cronos POS and run the nodes that secure the Cronos blockchain. Validators are elected through a delegation process by the Cronos users. Validators receive voting power pro-rata according to the stake delegated to them.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets. However, the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to CRO and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer CRO transactions through the direct sending of CRO within the Cronos Ecosystem. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide various services including the buying, selling, payment processing and storing of CRO. Coinbase, Kraken and Crypto.com are some of the largest trading platforms by volume traded supporting CRO. Foris DAX Trust Company, LLC, dba Crypto.com Custody Trust Company, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store CRO for users. As the Cronos Ecosystem continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Cronos Ecosystem.

Potential Forms of Attack Against Cronos POS

All blockchain-based networked systems are vulnerable to various attacks, including majority-controlled attacks, distributed denial-of-service strikes, botnet attacks, and Sybil attacks. For example, a Sybil attack could occur if an attacker manages to create a large number of validator nodes, either by splitting their stake into multiple smaller nodes or by acquiring enough CRO.

Since CRO interacts with other blockchains, vulnerabilities in connected chains or their smart contracts could be exploited to compromise Cronos POS’s operations. Attacks may also use fraudulent cross-chain transactions to steal funds or disrupt communication. As with any computer network, Cronos POS could be subject to certain flaws, which attackers could exploit.

Many digital asset networks have also been subjected to DDoS attacks, which led to temporary delays in transaction recording and the transfer of digital assets. Any similar attacks on Cronos POS or the Cronos Ecosystem that impact the ability to transfer CRO could adversely affect the price of CRO and the value of the Shares. The development of software on and consensus around the Cronos Ecosystem could be temporarily or more permanently impacted by any attack.

Summary of a Cronos Transaction

Prior to engaging in transactions on Cronos POS, a user generally must install a compatible wallet application on their computer or mobile device. This software enables the user to generate a cryptographic key pair, consisting of a public key and a private key, associated with a CRO address. The wallet software allows the user to connect to Cronos POS, send CRO to and receive CRO from other users.

Each CRO address is linked to a unique public-private key pair. To receive CRO, the recipient provides their public address to the sender, similar to sharing routing information in traditional finance. The sender then initiates the transaction by signing it with their private key, which proves control over the wallet’s funds. The recipient’s private key is never disclosed or used in this process.

Private keys are critical to maintaining control over CRO and authorizing transactions. If a private key is lost or deleted without backup, the CRO associated with that wallet becomes permanently inaccessible. Wallet software is responsible for securely signing transactions and broadcasting them to Cronos POS for validation.

All transactions on Cronos POS require “gas” fees, which are paid in CRO and reflect the computational resources used during execution. Gas costs are calculated based on transaction complexity and current network conditions. Once signed, the transaction is broadcast to validators for inclusion in a block.

Validators verify the transaction, participate in consensus using the Cronos POS’s Tendermint-based architecture, and confirm the block by propagating the updated ledger across the network. Each block references the prior one, preserving the chain’s continuity and ensuring immutability. Once a transaction is confirmed on-chain, wallet balances are updated accordingly and the transaction becomes irreversible.

Some transactions may also occur off-chain, such as internal ledger movements within centralized exchanges or custodial platforms. These off-chain transactions are not recorded on Cronos POS and therefore are not secured by its consensus mechanism. As a result, off-chain transfers carry counterparty risk and differ from the publicly verifiable nature of on-chain CRO transactions.

CRO Distribution and Supply

CRO has a fixed total supply of 100 billion CRO tokens across chains as of May 2025. The CRO tokens are distributed over time to support the Cronos Ecosystem and advance key parts of the Cronos roadmap, which includes:

●	supporting initiatives to drive attractiveness of the Cronos Ecosystem in the United States;

●	traditional finance crossover projects, including connecting CRO to institutional liquidity pools through exchanged traded products; and

●	artificial intelligence development and ecosystem growth through grants, developer tools and funding for projects and dApps.

Rewards for validators and delegators on Cronos POS are provided from allocated pools, not from newly minted tokens.

As of the date of this prospectus, the Cronos Strategic Reserve escrow wallet holds 70 billion CRO, of which approximately 67.7 billion CRO tokens remain subject to a lock-up period managed via a native Cosmos SDK vesting account mechanism on Cronos POS. Approximately 1.16 billion CRO tokens are unlocked linearly every month (approximately every 30.4 days).

CRO Market and CRO Exchanges

CRO may be transferred in direct peer-to-peer transactions on Cronos POS, allowing users to send CRO from one address to another without intermediaries. While CRO is primarily used within decentralized applications for trading, staking and governance, it may also be used as a unit of exchange for goods or services in peer-to-peer settings, particularly within applications built on Cronos POS.

In addition to its use in protocol-level activity, CRO may be purchased or sold on secondary markets by investors and traders seeking to gain exposure to Cronos POS. The value of CRO in the market is influenced by various factors, including the supply of and demand for CRO, adoption of Cronos POS by developers and users, trading and staking activity, application growth and broader conditions in the digital asset markets. As on-chain trading activity scales and Cronos POS expands its role in decentralized markets, the economic profile of CRO may continue to evolve.

CRO spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell CRO. Prices for trades on CRO spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a CRO spot market and trading CRO is different from, and should not be confused with, the process of users sending CRO from one CRO address to another CRO address on the CRO Blockchain. This latter process is an activity that occurs on Cronos POS, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of CRO in its internal books and records, rather than on the CRO Blockchain. The spot market ordinarily does not transfer CRO to the investor on the CRO Blockchain unless the investor makes a request to the spot market to withdraw the CRO in their exchange account to an off-exchange CRO wallet.

Outside of spot markets, CRO can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for CRO, investment managers, proprietary trading firms, high-net-worth individuals that trade CRO on a proprietary basis, entities with sizeable CRO holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of CRO. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of CRO could initiate the transaction by sending the CRO to the buyer’s CRO address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on CRO spot markets.

Authorized Participants will deliver, or facilitate the delivery of, CRO or cash to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver CRO or cash when such Authorized Participants redeem Shares of the Trust. See “The Trust and CRO Prices” for more information.

Competition

As of May 23, 2025, more than 15.9 million other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While CRO has enjoyed some success in its limited history, the aggregate value of outstanding CRO is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Regulation of CRO and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, and the safety and soundness of exchanges or other service providers that hold or have custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors by digital assets. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal governments approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions, may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign, regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The SEC has also recently proposed amendments to the custody rules under Rule 206(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 206(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. In addition, it is possible the market turbulence in late 2022, which led to the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil, could lead to increased SEC, CFTC, or other governmental investigations, enforcement, and/or other regulatory activity across the digital asset ecosystem.

Various foreign jurisdictions have adopted and may continue in the near future to adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

●	South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and will begin to take effect in June 2024.

●	There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of CRO by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the CRO ecosystem in the United States and globally, or otherwise negatively affect the value of CRO held by the Trust.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of CRO by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the CRO ecosystem in the United States and globally, or otherwise negatively affect the value of CRO held by the Trust. The effect of any future regulatory change on the Trust or the CRO held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell, or hold CRO derivatives, including CRO futures contracts, on any futures exchange or through bilateral contracts. The Trust is authorized solely to take immediate delivery or, distribute, buy or sell actual CRO. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. A CFTC-regulated commodity pool operator will not operate the Trust because it will not trade, buy, sell or hold CRO derivatives, including CRO futures contracts, on any futures exchange. Shareholders of the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules concerning the Trust’s activities. In addition, shareholders of the Trust will not benefit from the protections afforded to investors in regulated CRO futures contracts on regulated futures exchanges.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report or Prospectus supplement in the future. Neither the Trust nor the Sponsor has any current obligation to provide any periodic report or supplement to investors and is not required to update these risk factors.

Risks Associated with CRO and Cronos POS

The Trading Prices Of Many Digital Assets, Including CRO, Have Experienced Extreme Volatility In Recent Periods And May Continue To Do So. Extreme Volatility In The Future, Including Further Declines In The Trading Prices Of CRO, Could Have A Material Adverse Effect On The Value Of The Shares And The Shares Could Lose All Or Substantially All Of Their Value.

The trading prices of many digital assets, including CRO, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout the history of the digital asset industry. Since its launch in December 2018, CRO has experienced significant price volatility, reaching an all-time low of $0.01149 in December 2018 and an all-time high of $0.9698 in November 2021. As of May 23, 2025, CRO was trading at approximately $0.09702.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets.

For example, some sources report the price of Solana declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including CRO, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of CRO, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of CRO and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of CRO.

The Value Of The Shares Depends On The Development And Acceptance Of Cronos POS. The Slowing Or Stopping Of The Development Or Acceptance Of Cronos POS May Adversely Affect An Investment In The Trust.

Digital assets such as CRO were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of Cronos POS and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by nodes, validators, miners, stakers and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	The trading prices of many digital assets, including CRO, are derived from a variety of factors including supply and demand for CRO, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.

●	The trading prices of many digital assets, including CRO, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, bitcoin and other digital asset prices have increased again since 2019, despite significant drawdowns in early 2020 amidst broader market declines as a result of the then novel coronavirus outbreak. Digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of CRO, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as Cronos POS, would affect the ability to transfer digital assets, including CRO, and, consequently, their value.

●	The loss or destruction of a private key required to access a digital asset such as CRO may be irreversible. If private keys associated with the Trust Trust are lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the CRO held in the CRO Account that correspond to such private keys and the private keys will not be capable of being restored by Cronos POS.

●	Nodes, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including Cronos POS.

●	Many digital asset networks, including CRO, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective. Because Cronos POS also relies on cross-chain communication to process transactions between blockchains, delays can occur if there are bottlenecks in transaction finality on the source or destination chain or if CRO validators take longer than expected to process a transaction.

●	The open-source structure of CRO services codebase, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of Cronos POS could damage that network.

●	Bitcoin has only become selectively accepted as a means of payment by retail and commercial outlets, and commercial use of bitcoin remains limited in mainstream consumer and retail contexts. Similarly, CRO is primarily used within DeFi, NFT and gaming applications deployed on Cronos POS, the activity levels of which may fluctuate and lead to cyclical demand volatility. As a result, the price of CRO is largely influenced by platform utility and speculative activity, which contributes to market volatility and reduces the likelihood that merchants will adopt it as a regular form of payment in the near term.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as CRO, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including CRO, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital Assets Represent A New And Rapidly Evolving Industry, And The Value Of The Shares Depends On The Acceptance Of CRO.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. Cronos POS launched in December 2018. In general, digital asset networks, including Cronos POS and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Banks and other established financial institutions may refuse to process funds for CRO transactions; process wire transfers to or from digital asset trading platforms, CRO-related companies or service providers; or maintain accounts for persons or entities transacting in CRO. As a result, the prices of CRO are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept CRO in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as CRO, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to Cronos POS, any trading platforms or businesses that facilitate transactions in CRO may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement

●	The Trust is not actively managed and will not have any formal strategy relating to the development of Cronos POS and will not attempt to avoid or mitigate losses caused by declines in the price of CRO.

Due To The Nature Of Private Keys, Transactions Involving CRO Are Irrevocable And Stolen Or Incorrectly Transferred CRO May Be Irretrievable. As A Result, Any Incorrectly Executed CRO Transactions Could Adversely Affect An Investment In The Trust.

Transactions involving CRO are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the CRO Blockchain, an incorrect transfer of cryptocurrency, such as CRO, or a theft of CRO generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of CRO will regularly be made to or from the Trust’s accounts at the Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s CRO could be transferred from the Trust’s account at the Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s CRO is handled by the Custodian, and the transfer of CRO to and from liquidity providers normally takes place through the Custodian’s Clearing Services and is directed by the Administrator and the Transfer Agent. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian and the Additional CRO Custodian to safeguard the Trust’s CRO holdings, as well as the procedures and internal controls of the Trust’s Administrator.

However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s CRO could be transferred from the CRO Account or Clearing Account at the Custodian in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on the CRO Blockchain.

Alternatively, if the Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s CRO holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its CRO, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s CRO holdings are stolen, including from or by the Custodian, the Trust could lose some or all of its CRO holdings, which could adversely impact an investment in the Shares of the Trust.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoin and 8,000 litecoin (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s CRO through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred CRO. The Trust will also be unable to convert or recover its CRO transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A Disruption Of The Internet May Affect Cronos POS, Which May Adversely Affect The CRO Industry And An Investment In The Trust.

Cronos POS relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt Cronos POS’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

Cronos POS’s Decentralized Governance Structure May Negatively Affect Its Ability To Grow And Respond To Challenges.

Governance of Cronos POS is decentralized and based on open participation by validators, delegators and community contributors. Cronos POS does not have a central authority that unilaterally determines or enforces network-wide decisions. Instead, protocol upgrades and parameter changes are implemented through on-chain proposals and validator voting, with outcomes determined by stake-weighted consensus. A lack of agreement among CRO holders or validators may affect Cronos POS’s adaptability, technical progression or ability to address infrastructure challenges.

Development of Cronos POS’s core protocol has been led by Crypto.com and supported by external contributors through an open-source model. While contributors may propose upgrades or submit governance proposals, adoption of any change depends on validator implementation and community alignment. Validators and token holders cannot be compelled to adopt proposed upgrades or maintain compatibility with a given version of the protocol.

This decentralized governance model may complicate efforts to coordinate long-term development or to implement timely responses to emerging risks. If consensus cannot be reached among validators or stakeholders, or if critical protocol upgrades fail to pass or be implemented, Cronos POS could experience stagnation or fragmentation. A loss of developer momentum, reduced participation or divergence among validators could impair the usability and competitiveness of Cronos POS. In severe cases, unresolved governance disputes could result in a network fork, segmentation of the validator set or dilution of user and developer engagement.

The Open-Source Structure Of Cronos POS Protocol Means That The Core Developers And Other Contributors Are Generally Not Directly Compensated For Their Contributions In Maintaining And Developing Cronos POS Protocol. A Failure To Properly Monitor And Upgrade Cronos POS Protocol Could Damage Cronos POS And An Investment In The Trust.

Cronos POS operates based on an open-source structure of CRO services codebase, meaning that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset, including CRO, may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of Cronos POS could damage the network.

In addition, a bad actor could also attempt to interfere with the operation of Cronos POS by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with Cronos POS protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, Cronos POS and an investment in the Trust may be adversely affected.

Digital Assets May have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

A significant number of CRO may be concentrated in relatively few wallets. As of May 13, 2025, approximately 26.6 billion of CRO tokens were in circulation, distributed across multiple wallets. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of CRO, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of CRO.

CRO May Be Subject To Dilution

CRO has a fixed total supply of 100 billion CRO as of May 2025. The CRO tokens are distributed over time according to a defined tokenomics plan, which includes allocations for ecosystem development, community incentives, and team reserves. Rewards for validators and delegators on Cronos POS are paid from these allocated pools, not from newly minted tokens.

There is no assurance that proposals for issuing new CRO will be managed in a manner that maintains scarcity or long-term value and any increase in the supply introduces significant uncertainty regarding future dilution and may result in potential adverse impacts on liquidity, market price, and overall investment returns for the Trust.

A Temporary Or Permanent “Fork” or a “Clone” Of The CRO Blockchain Could Adversely Affect The Value Of The Shares.

Cronos POS operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of CRO adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of Cronos POS, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of CRO running in parallel, yet lacking interchangeability.

For example, in September 2022, the ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the ethereum network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of CRO at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as Cronos POS and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As illustrative examples of a digital asset hard fork, following the DAO hack in July 2016, holders of Ethereum voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ethereum rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. On November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. A clone may also adversely affect the price of CRO at the time of announcement or adoption. A future fork in or clone of Cronos POS could adversely affect the value of the Shares or the ability of the Trust to operate.

Shareholders May Not Receive The Benefits Of Any Forks Or “Airdrops.”

We refer to the right to receive any benefits arising from a fork, airdrop (defined below), or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The only crypto asset to be held by the Trust will be CRO. The Trust has adopted the following procedures to address situations involving any fork, airdrop or similar event that results in the issuance of Incidental Rights or IR Virtual Currency that the Trust may receive. The Trust Agreement stipulates that if a fork occurs, the Sponsor shall determine which asset constitutes CRO and which network constitutes Cronos POS, and the Sponsor will as soon as possible cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. Such Incidental Rights or IR Virtual Currency will not be taken into account for purposes of determining NAV. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency that is not CRO in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders. There can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor will cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency associated with the airdropped assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to change this policy.

Even if required regulatory approval is sought and obtained, Shareholders may not receive the benefits of any forks, airdrops, or similar events, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

In The Event Of A Hard Fork Of Cronos POS, The Sponsor Will, If Permitted By The Terms Of The Trust Agreement, Use Its Discretion To Determine Which Network Should Be Considered The Appropriate Network For The Trust’s Purposes, And In Doing So May Adversely Affect The Value Of The Shares.

In the event of a hard fork of Cronos POS, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of Cronos POS, is generally accepted as Cronos POS and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of CRO, users, service providers, businesses, validators, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, Cronos POS. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders and security vendors on what is generally accepted as CRO and should therefore be considered “CRO” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

Any Name Change And Any Associated Rebranding Initiative Of CRO May Not Be Favorably Received By The Digital Asset Community, Which Could Negatively Impact The Value Of CRO And The Value Of The Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on CRO. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of CRO and the value of the Shares.

The CRO Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate.

Cronos POS is currently vulnerable to several types of attacks, including:

●   “33% attack” where, if a validator or coordinated group of validators were to control more than one-third of the total staked CRO, they could disrupt the consensus process by halting block finalization. This type of attack could temporarily freeze the network, delay transaction settlement or interfere with time-sensitive applications.

●   “>66% attack” where, if a validator or colluding group were to control more than two-thirds of the total staked CRO, they could reach consensus unilaterally and manipulate the CRO Blockchain. This includes the ability to censor transactions, finalize malicious blocks or reverse previously finalized transactions through coordinated reorganization of the chain. Such an attack could undermine trust in Cronos POS’s security and finality guarantees.

If a malicious actor, group or botnet (a volunteer or hijacked collection of devices coordinated by networked software) were to obtain a majority of the validating power on Cronos POS, it may be able to alter the blockchain’s transaction history or finality guarantees. Cronos POS’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators by staked CRO to finalize transactions and produce new blocks. If a bad actor were to obtain 2/3 of the total staked CRO, it could theoretically construct fraudulent blocks, “double-spend” tokens or exclude legitimate transactions from being confirmed, while continuing to confirm its own blocks and receive associated rewards.

If a bad actor were to control at least 1/3 of the total staked CRO, it could prevent consensus finality for certain transactions, delaying or halting execution. Although such disruptions would likely be temporary, the actor could use its stake to degrade network performance or attempt to destabilize validator incentives. While protocol-level penalties such as slashing may disincentivize such behavior, enforcement depends on active governance and timely validator response. In the event that the Cronos community fails to identify or override a malicious chain reorganization, reversing the effects of such actions may be difficult or impossible. Additionally, a coordinated actor could flood the network with transactions to degrade throughput and reduce network efficiency.

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on Cronos POS could negatively impact the value of CRO and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on Cronos POS, which could negatively impact the value of CRO and the value of the Shares.

Although there are no known reports of malicious control of Cronos POS, if groups of coordinating or connected CRO holders that together have more than 66% of outstanding CRO, were to stake that CRO and run validators, they could exert authority over the validation of CRO transactions. This risk is heightened if over 66% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of CRO, the feasibility of a malicious actor obtaining control of the validating power on Cronos POS will increase, which may adversely affect the value CRO and the value of the Shares.

A malicious actor may also obtain control over Cronos POS through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of Cronos POS, the risk that a malicious actor may be able to obtain control of Cronos POS in this manner exists. Moreover, it is possible that a group of CRO holders that together control more than 66% of outstanding CRO are in fact part of the initial or core developer group, or are otherwise influential members of the CRO community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding CRO, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on Cronos POS will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If Validators Exit Cronos POS, It Could Increase The Likelihood Of A Malicious Actor Obtaining Control.

Validators exiting the network could make Cronos POS more vulnerable to a malicious actor obtaining control of a large percentage of staked CRO, which might enable them to manipulate the CRO Blockchain by censoring or manipulating specific transactions, as discussed previously. If the CRO Blockchain suffers such an attack, the price of CRO could be negatively affected, and a loss of confidence in Cronos POS could result. Any reduction in confidence in the transaction confirmation process or staking power of Cronos POS may adversely affect an investment in the Trust.

Blockchain Technologies Are Based On Theoretical Conjectures As To The Impossibility Of Solving Certain Cryptographical Puzzles Quickly. These Premises May Be Incorrect Or May Become Incorrect Due To Technological Advances.

Blockchain security relies on cryptographic principles, including public-key cryptography and multi-party signing mechanisms. Those cryptographic principals could prove to be incorrect or less secure than originally thought. Blockchain technology companies, including CRO, may be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning Cronos POS and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as Cronos POS, could quickly collapse, and an investment in the Trust may be adversely affected.

The Price Of CRO On The CRO Market Has Exhibited Periods Of Extreme Volatility, Which Could Have A Negative Impact On The Performance Of The Trust.

The price of CRO as determined by the CRO market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding CRO generate a significant portion of CRO demand. Such speculation regarding the potential future appreciation in the value of CRO may cause the price of CRO to increase.

Conversely, a decrease in demand for or speculative interest regarding CRO may cause the price to decline. The volatility of the price of CRO, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

Smart Contracts, Including Those Relating To DeFi Applications, Are A New Technology And Their Ongoing Development And Operation May Result In Problems, Which Could Reduce The Demand For CRO Or Cause A Wider Loss Of Confidence In Cronos POS, Either Of Which Could Have An Adverse Impact On The Value Of CRO.

Smart contracts, including those used in DeFi applications, are self-executing code deployed on Cronos POS to automate transactions and asset interactions. While these contracts offer efficiency and programmability, their ongoing development, deployment and operation may introduce vulnerabilities. Any material failure, exploit or malfunction of smart contracts built on Cronos POS could reduce demand for CRO or cause a broader loss of confidence in Cronos POS.

Smart contracts on Cronos POS are executed through Ethermint, an EVM-compatible module built using the Cosmos SDK and Tendermint Core. Despite this familiar infrastructure, risks remain, including software bugs, malicious code, improper dependency management and unintended contract interactions. Such risks may lead to asset loss, degraded performance or the disruption of core protocol functions.

The adoption of DeFi platforms and smart contract applications on Cronos POS represents a central driver of demand for CRO. These platforms enable lending, trading, staking and collateralization without intermediaries. They typically rely on smart contracts and external inputs such as oracles and validators. If contract vulnerabilities are exploited, or if trusted actors misuse administrative permissions, users may suffer financial losses or loss of access to funds.

Some smart contracts also include administrative roles or privileged functions such as “admin keys” or emergency pause mechanisms. While intended for upgrades or crisis management, these features introduce centralized risk. If an administrator account is compromised or abused, it may result in unintended changes to protocol behavior, frozen assets or user harm.

Historical examples from other networks have shown that smart contract vulnerabilities can cause significant market disruption, user losses and reputational damage. Although Cronos POS encourages formal audits, open-source development and permissionless deployment, no ecosystem is immune from contract failure. If confidence in a widely used contract or DeFi platform on Cronos POS were undermined, the resulting loss of trust could impair network utility and reduce demand for CRO.

Because many use cases on Cronos POS rely on smart contracts, including trading, lending, staking and NFT applications, weaknesses in one or more of these systems could affect adoption, network security and long-term sustainability. Any of the foregoing may adversely affect the utility, reputation or market value of CRO.

Validators May Suffer Losses Due To Staking, Or Staking May Prove Unattractive To Validators, Which Could Make Cronos POS Less Attractive.

Validation on Cronos POS requires CRO to be staked to participate in consensus, with token holders delegating their stake to validators who propose and confirm blocks. If Cronos POS experiences technical failures, security incidents or malicious validator behavior, staked CRO may become inaccessible, experience delays in unbonding or be subject to slashing depending on future governance proposals. Although slashing is not currently active on Cronos POS, validators are incentivized to maintain high uptime, process transactions accurately and participate in oracle voting to retain delegation and earn rewards.

Cronos POS imposes a mandatory unbonding period for staked CRO, during which tokens cannot be transferred or withdrawn. This lock-up period may discourage some participants from staking if they require liquidity or short-term capital access. Validators who underperform or lose community support may be removed from the active validator set and become ineligible to receive rewards, reducing participation incentives and potential revenue.

Transaction fees on Cronos POS are paid in CRO and reflect computational usage during block execution. As demand for blockspace rises, fee costs may increase, potentially affecting user behavior and validator incentives. If staking yields decrease or if validator participation becomes concentrated or inconsistent, the overall decentralization and security of Cronos POS may be negatively impacted.

Limited liquidity during the unbonding period, coupled with governance uncertainty around validator incentives, may disincentivize participation from smaller or more agile capital providers. If staking participation declines over time, Cronos POS could become less competitive relative to other Layer 1 protocols, which may reduce demand for CRO and affect the long-term viability of its consensus infrastructure.

Proof-Of-Stake Blockchains Are A Relatively Recent Innovation, And Have Not Been Subject To As Widespread Use Or Adoption Over As Long Of A Period Of Time As Traditional Proof-Of-Work Blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including Cronos POS and the current ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including Cronos POS, and their associated digital assets, including the CRO held by the Trust, have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Operational Cost May Exceed The Award For Validating Transaction, And Increased Transaction Fees May Adversely Affect The Usage Of Cronos POS.

If transaction fees on Cronos POS become too high, users may be discouraged from engaging in on-chain activity. This could limit adoption of Cronos POS across trading, DeFi and other application layers and reduce demand for CRO. Conversely, if transaction fees or staking rewards are too low to cover the cost of validator operations, validators may reduce their participation or exit the validator set, weakening network resilience.

If the cost of running validator infrastructure exceeds the value of staking rewards or the support received through delegated CRO, validators may operate at a loss or choose to validate on other networks. A reduction in validator engagement may impair block production, delay transaction confirmation or affect oracle reliability, any of which could reduce trust in Cronos POS and lower demand for CRO.

Cronos POS uses a gas-based fee model in which all users pay transaction fees in CRO. Fees vary depending on transaction complexity and execution conditions, including whether transactions are eligible for parallel processing. During periods of high network activity, gas fees may increase, potentially reducing participation in DeFi protocols, trading applications or other smart contract systems. This could affect user behavior, developer retention and validator revenue.

If validator participation drops significantly, Cronos POS may experience reduced throughput, slower transaction finality or increased risk of disruption. A decline in validator engagement or an imbalance between protocol costs and economic incentives may impair the performance of Cronos POS and adversely affect the utility and market value of CRO.

[Risks associated with the Sponsor staking a portion of the Trust’s assets.

The Trust intends to establish a program to stake a portion of the Trust’s assets through one or more Staking Providers. The Staking Provider will provide hardware, software and services necessary to enable the Trust to establish nodes and stake the Trust’s CRO on Cronos POS. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of CRO, which may be treated for federal income tax purposes as income to the Trust. The Staking Provider exercises no discretion as to the amount of the Trust’s CRO to be staked or the timing of the staking activities (other than as is incidental to establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked CRO at all times. The amount of CRO the Trust may receive as reward for its staking activity can vary significantly over time.

Staking activity comes with a risk of loss of CRO. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. Cronos POS does not currently implement protocol-level slashing, automated penalties for validator misbehavior such as double-signing blocks or extended downtime, but governance proposals may introduce slashing in the future. In networks that implement slashing, these penalties are intended to deter malicious validator behavior and support network reliability. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties under current conditions, there can be no guarantee that slashing penalties will not be adopted or imposed. Furthermore, the Staking Provider’s liability to the Trust is limited, and the Staking Provider may lack the financial resources or insurance coverage to support the recovery of any losses incurred. Accordingly, there can be no assurance that the Trust would recover any of its staked assets, or the value thereof, if slashing or penalties were implemented.

Additionally, Cronos POS incorporates an “activation” and “unbonding” framework moderating when validators may enter or exit the active set. This prevents validators from rapidly entering and exiting consensus in a manner that could disrupt network stability or allow avoidance of penalties, should they be introduced.

“Activation” is the process by which a validator is selected for inclusion in the active set and becomes eligible to participate in consensus and receive rewards. Once CRO is staked, it is subject to a mandatory unbonding period, currently 28 days, during which the tokens cannot be withdrawn or transferred. During this time, staked CRO remains illiquid and inaccessible to the Trust. The duration of the unbonding period may be modified through governance, and actual withdrawal timing may be affected by network demand and validator queue conditions. This can result in potential liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods.]

[CRO staking may result in adverse tax consequences for the Trust.

The staking of the Trust’s CRO is expected to result in the Trust’s receipt of staking proceeds in the form of additional CRO. Any such rewards are expected to be treated as ordinary income for tax purposes. To the extent that staking proceeds are regarded as ordinary income, the Trust is expected to experience a taxable event. Thus, the Trust’s participation in CRO staking could result in increasing the tax liability of the Trust. Any such tax liability could adversely affect an investment in the Shares.]

[The Staking Provider may not optimally execute the Trust’s CRO staking program.

The Trust relies on the resources of the Staking Provider to facilitate the Trust’s staking program. The Staking Provider will provide the hardware, software and services necessary for the Custodian to deposit CRO into a validator node. The hardware and software utilized by the Staking Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Provider to effectively execute the Trust’s staking program.]

Risk Factors Related to Digital Assets

The Value Of The Shares Relates Directly To The Value Of CRO, The Value Of Which May Be Highly Volatile And Subject To Fluctuations Due To A Number Of Factors.

The value of the Shares relates directly to the value of the CRO held by the Trust and fluctuations in the price of CRO could adversely affect the value of the Shares. The market price of CRO may be highly volatile, and subject to a number of factors, including:

●	an increase in the global CRO supply or a decrease in global CRO demand;
●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;
●	trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of CRO as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of Cronos POS, and their ability to meet user demands;
●	manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;
●	the needs of decentralized applications, smart contracts, their users, and users of Cronos POS generally for CRO to pay gas fees to execute transactions;
●	forks in Cronos POS, particularly where changes to Cronos POS source code are either not well-received by key constituencies within the CRO community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;
●	governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on Cronos POS, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;
●	increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;
●	increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than Cronos POS;
●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or CRO, and digital asset exchange rates;
●	consumer preferences and perceptions of CRO specifically and digital assets generally, Cronos POS relative to competing blockchain protocols, and CRO relative to competing digital assets;
●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;
●	fiat currency withdrawal and deposit policies on digital asset trading platforms;
●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;
●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;
●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;
●	investment and trading activities of large or active consumer and institutional users, speculators, validators, and investors in CRO;
●	a “short squeeze” resulting from speculation on the price of CRO, if aggregate short exposure exceeds the number of shares available for purchase;
●	an active derivatives market for CRO or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of CRO as a form of payment or the purchase of CRO on the digital asset markets;
●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;
●	fees associated with processing a CRO transaction and the speed at which CRO transactions are settled;
●	the maintenance, troubleshooting, and development of Cronos POS including by validators and developers worldwide;
●	the ability for Cronos POS to attract and retain validators to secure and confirm transactions accurately and efficiently;
●	ongoing technological viability and security of Cronos POS and CRO transactions, including vulnerabilities against hacks and scalability;
●	financial strength of market participants;
●	the availability and cost of funding and capital;
●	the liquidity and credit risk of digital asset trading platforms;
●	interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting Cronos POS;
●	decreased confidence in digital assets and digital assets trading platforms;
●	poor risk management or fraud by entities in the digital assets ecosystem;
●	increased competition from other forms of digital assets or payment services; and
●	the Trust’s own acquisitions or dispositions of CRO, since there is no limit on the number of CRO that the Trust may acquire.

Although returns from investing in CRO have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that CRO will maintain its value in the long, intermediate, short, or any other term. In the event that the price of CRO declines, the Sponsor expects the value of the Shares to decline proportionately.

The price of the Shares of the Trust are represented by the Pricing Benchmark that may also be subject to momentum pricing due to speculation regarding future appreciation in value of CRO, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of CRO has resulted, and may continue to result, in speculation regarding future appreciation in the value of CRO, inflating and making the Pricing Benchmark more volatile. As a result, CRO may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of Cronos POS, nor will the Trust seek to avoid or mitigate losses from declines in the CRO price. Furthermore, the impact of the expansion of the Trust’s CRO holdings on the digital asset industry and Cronos POS is uncertain. A decline in the popularity or acceptance of Cronos POS, or the value of CRO, would harm the value of the Trust.

Digital Asset Networks Face Significant Scaling Challenges And Efforts To Increase The Volume and Speed Of Transactions May Not Be Successful.

Many digital asset networks, including Cronos POS, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

As of May 23, 2025, Cronos POS processed approximately 0.36 transactions per second (TPS) in real-time, with a maximum recorded TPS of 141.7 and a theoretical maximum of 510.2 TPS. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

If growth in usage of Cronos POS outpaces improvements in throughput or execution efficiency, average gas fees and transaction settlement times may increase. Although Cronos POS is built on the Cosmos SDK and leverages a Tendermint-based consensus mechanism to support fast finality, there is no guarantee that throughput will scale proportionally with network activity. Elevated gas fees or delayed finality could reduce the viability of use cases that depend on low latency and low cost, such as micropayments, arbitrage strategies or high-frequency market making.

CRO transaction costs are based on a gas fee model that reflects transaction complexity, resource consumption and compatibility with parallel execution. During periods of network congestion or spikes in demand from specific decentralized applications, gas fees may rise, which could reduce demand for on-chain activity and impact the utility of CRO as a medium of exchange or transactional asset.

While Cronos POS does not currently rely on Layer 2 scaling solutions such as rollups, it supports interoperability through the Inter-Blockchain Communication (IBC) protocol and may integrate additional scaling techniques over time. This design allows for composability and interoperability with other Cosmos SDK-based chains. However, if scaling solutions or applications deployed in adjacent ecosystems experience technical failures, security breaches or adverse regulatory treatment, these developments could negatively affect liquidity routing, user behavior and the broader adoption of Cronos POS.

There is no assurance that any mechanism, upgrade or integration intended to improve network throughput or reduce settlement costs will be implemented successfully or in a timely manner. If scalability challenges persist or confidence in Cronos POS’s ability to support high-volume execution declines, the resulting impact on developer participation and end-user adoption could adversely affect the demand for CRO and its long-term value. Any of the foregoing scenarios could negatively impact the market price of CRO or the value of the Shares of the Trust.

If The Digital Asset Award Or Transaction Fees For Recording Transactions On Cronos POS Are Not Sufficiently High To Incentivize Validators, Or If Certain Jurisdictions Continue To Limit Or Otherwise Regulate Validating Activities, Validators May Cease Expanding Validating Power Or Demand High Transaction Fees, Which Could Negatively Impact The Value Of CRO And The Value Of The Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on Cronos POS are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the CRO Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A significant reduction in the price of CRO could enable a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) to accumulate enough CRO that could be staked to obtain control of Cronos POS. See “Risk Factors—Risks Associated with CRO and Cronos POS—The CRO Blockchain could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the trust or the ability of the trust to operate.”

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the CRO Blockchain or a software upgrade automatically charges fees for all transactions on Cronos POS, the cost of using CRO may increase and the marketplace may be reluctant to accept CRO as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on Cronos POS and force users to pay higher fees, thus reducing the attractiveness of Cronos POS. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of Cronos POS, the value of CRO and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the CRO Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in Cronos POS and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for CRO with Authorized Participants.

●	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that support DeFi protocols, such as Cronos POS, users may attempt to gain execution priority by offering higher transaction fees. Certain off-chain coordination solutions, such as Flashbots and similar tooling, have been developed to facilitate the extraction of MEV by validators. The MEV incentive structure may result in increased gas fees on Cronos POS, particularly during periods of high DeFi activity, which could reduce accessibility and discourage transaction volume. In addition, some users or stakeholders may view MEV as unfair manipulation of decentralized infrastructure, potentially deterring adoption of DeFi protocols or broader usage of Cronos POS. Moreover, regulators or legislators may in the future introduce restrictions on MEV-related practices, which could affect validator behavior, protocol economics or network participation. Any of these or other developments related to MEV may adversely affect the demand for CRO and the market value of the Shares.

Due To The Unregulated Nature And Lack Of Transparency Surrounding The Operations Of CRO Trading Platforms, They May Experience Fraud, Manipulation, Security Failures Or Operational Problems, Which May Adversely Affect The Value Of CRO And, Consequently, The Value Of The Shares.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of CRO trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for CRO markets as well.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period.

In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and CRO are different assets, CRO prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The CRO market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many CRO trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of CRO on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset trading platforms, or may not exist at all.

CRO Trading Platforms May Be Exposed To Fraud And Manipulation

The SEC has identified possible sources of fraud and manipulation in the CRO market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in CRO manipulating CRO pricing; (3) hacking of Cronos POS and trading platforms; (4) malicious control of Cronos POS; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in CRO, new sources of demand for CRO) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of CRO may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at CRO trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

Over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other trading platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe. The U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform failure or failure to prevent market manipulation could adversely affect the value of the Shares. Manipulative trading or market abuse could create artificial or distorted prices, cause a loss of investor confidence in CRO, adversely impact pricing trends in CRO markets broadly, and cause losses from an investment in Shares of the Trust.

In addition, negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in Cronos POS and result in greater volatility or decreases in the prices of CRO. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

CRO Trading Platforms May Be Exposed To Front-Running

CRO trading platforms on which CRO trades may be susceptible to “front-running,” which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation and mining processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in CRO markets, it may result in concerns as to the price integrity of digital asset exchanges and digital assets more generally.

CRO Trading Platforms May Be Exposed To Wash Trading

CRO trading platforms on which CRO trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of CRO and/or negatively affect the market perception of CRO. If they were to affect trading at a trading platform which is used to calculate the Pricing Benchmark, they could cause the Trust’s NAV to be calculated incorrectly and cause Shareholders to suffer losses.

To the extent that wash trading either occurs or appears to occur in CRO trading platforms on which CRO trades, investors may develop negative perceptions about CRO and the digital assets industry more broadly, which could adversely impact the price of CRO and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Competition From Central Bank Digital Currencies And Emerging Payments Initiatives Involving Financial Institutions Could Adversely Affect The Value Of CRO And Other Digital Assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, CRO and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, CRO. As a result of any of the foregoing factors, the value of CRO could decrease, which could adversely affect an investment in the Trust.

Prices Of CRO May Be Affected Due To Stablecoins (Including Tether And US Dollar Coin (“USDC”)), The Activities Of Stablecoin Issuers And Their Regulatory Treatment.

While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the CRO market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of CRO. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the CRO market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for CRO, could cause artificial rather than genuine demand for CRO, artificially inflating the price of CRO, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets. While USDC is designed to maintain a stable value at one (1) U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for CRO. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including CRO), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from Cronos POS, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the CRO market, and affect the value of CRO, and in turn impact an investment in the Shares. Given that Bitfinex may be a component of the Pricing Benchmark and Bitfinex and Tether are understood to be under common ownership and management, problems with Tether specifically could potentially affect pricing of transactions on Bitfinex or otherwise disrupt Bitfinex’s operations.

Competition From The Emergence Or Growth Of Other Digital Assets Or Methods Of Investing In CRO Could Have A Negative Impact On The Price Of CRO And Adversely Affect The Value Of The Shares.

As of May 23, 2025, CRO was the 41st largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of May 23, 2025, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $3.42 trillion (including the approximately $2.57 billion market cap of CRO), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. CRO faces competition from a wide range of digital assets, including bitcoin and ethereum. CRO is also supported by fewer regulated trading platforms than more established digital assets, such as bitcoin and ethereum, which could impact its liquidity. In addition, CRO is in direct competition to other smart contract platforms, such as Ethereum, Polkadot, Avalanche and Cardano. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, CRO and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including Cronos POS, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Solana Network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Solana Classic. As a result, some users of the Solana Classic network may harbor ill will toward the Solana Network. If something similar were to occur with respect to Cronos POS, its users may attempt to negatively impact the use or adoption of Cronos POS.

Investors may invest in CRO through means other than the Shares, including through direct investments in CRO and other potential financial vehicles, possibly including securities backed by or linked to CRO and digital asset financial vehicles similar to the Trust, or other futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in CRO directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of CRO are formed and represent a significant proportion of the demand for CRO, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding CRO, could negatively affect the Index, the Trust’s CRO holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Failure Of Funds That Hold Digital Assets To Receive SEC Approval To List Their Shares On Exchanges Could Adversely Affect The Value Of The Shares.

There have been a growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in CRO and, consequently, the Trust, is speculative. The price of CRO is volatile, and market movements of CRO are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objectives or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of CRO.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s CRO holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of CRO.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share and the Trust will therefore maintain its intended fractional exposure to a specific amount of CRO per share.

Different from directly owning CRO.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased CRO directly. The differences in performance may be due to factors such as fees, transaction costs, [proceeds from staking activities,] and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning CRO directly, such as the right to claim air drops. See “A Temporary Or Permanent “Fork” or a “Clone” Of The CRO Blockchain Could Adversely Affect The Value Of The Shares.”

Pricing Benchmark tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objectives. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Pricing Benchmark or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell CRO may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that a CRO spot market or governmental authority may suspend or restrict trading in CRO altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting CRO or other issues affecting counterparties. CRO is a new asset with a very limited trading history. Therefore, the markets for CRO may be less liquid and more volatile than other markets for more established products.

The value of the Shares may be influenced by a variety of factors unrelated to the value of CRO.

The value of the Shares may be influenced by a variety of factors unrelated to the price of CRO and the CRO exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of CRO have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to Cronos POS may increase the potential for CRO to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

While the Trust currently only facilitates the creation and redemption of Baskets in exchange for cash, Authorized Participants may take long or short positions in CRO for hedging or other purposes and in some cases those positions may be substantial relative to the CRO market as a whole. Authorized Participants’ purchase of CRO in connection with Basket creation orders may cause the price of CRO to increase, which will result in higher prices for the Shares. Increases in the CRO prices may also occur as a result of CRO purchases by other market participants who attempt to benefit from an increase in the market price of CRO when baskets are created. The market price of CRO may therefore decline immediately after Baskets are created.

Selling activity associated with sales of CRO by Authorized Participants in connection with redemption orders may decrease CRO prices, which will result in lower prices for the Shares. Decreases in CRO prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of CRO by Authorized Participants may have on the price of CRO, sales and purchases of CRO by similar investment vehicles (if developed) could impact the price of CRO. If the price of CRO declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their CRO exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient CRO liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of CRO, wide spreads between prices quoted on different CRO trading platforms, the closing of CRO trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to CRO may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of CRO may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of CRO to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of CRO, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of CRO trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting Cronos POS, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying CRO may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting Cronos POS, the processing of transactions on Cronos POS may be disrupted, which in turn may prevent CRO Trading Counterparties from depositing or withdrawing CRO from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of CRO and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for CRO should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering CRO in return for Baskets, the price of Shares may diverge from the price of CRO.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of CRO and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying CRO, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of CRO, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying CRO held by the Trust or sell Shares at a price lower than the value of the underlying CRO held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded CRO products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded CRO products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s CRO (i.e., at a greater premium or discount to the Trust’s NAV).

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of CRO and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of Cronos POS, thefts can be difficult to trace, which may make CRO a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Benchmark Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s CRO held in the Trust’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s CRO or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodian have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s CRO may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s CRO could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s CRO. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodian, the private keys (and therefore CRO) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of CRO are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodian has limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodian’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s CRO. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s CRO.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s CRO is held in cold storage wallets with the Custodian pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s CRO from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodian are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s CRO and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Custodian could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If the Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian. Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of the Custodian, and that customers of the Custodian, including the Trust, may be at risk of being treated as general unsecured creditors of the Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of CRO by the Sponsor to effectuate subscriptions for cash and the selling of CRO to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s CRO. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of CRO. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with CRO and digital assets. By concentrating its investment strategy solely in CRO, any losses suffered as a result of a decrease in the price of CRO can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There can be no assurance that the Trust will achieve its investment objectives. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) Authorized Participants’ ability to purchase and sell CRO in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with Cronos POS; (3) the CRO market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which CRO trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of CRO represented by the Shares will decline over time.

Each outstanding Share represents a fractional, undivided interest in the CRO held by the Trust. The Trust does not generate any income and transfers CRO to pay for the Sponsor Fee and other liabilities. Therefore, the amount of CRO represented by each Share will gradually decline over time. Assuming a constant CRO price, the trading price of the Shares is expected to gradually decline relative to the price of CRO as the amount of CRO represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of CRO represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of CRO.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving CRO more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s CRO.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s CRO, or the Custodian may cease providing the custodial services necessary for the Trust’s normal operations. For example, the Trust’s custodian may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s CRO to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s CRO.

Limited recourse.

[The Custodian has limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its CRO and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodian. In addition, the Custodian is generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodian’s policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodian to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodian or any system failure (other than a system failure caused by the gross negligence, willful misconduct or fraud of the Custodian or the Custodian’s affiliates), that prevents the Custodian from fulfilling its obligations.]

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The calculation agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Pricing Benchmark.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the CRO holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding CRO. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of CRO. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its CRO and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer CRO may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its CRO. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

CRO has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the CRO market, including advancements in the underlying technology, changes to CRO may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which CRO is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of CRO. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to CRO. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to CRO, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the CRO held by the Trust and, consequently, on the market value of CRO.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	affiliates of the Sponsor may start to have substantial direct investments in CRO, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Pricing Benchmark price and, in turn, the value of the Shares; and

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The Pricing Benchmark was launched on ________. The Pricing Benchmark has a limited history and its value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of CRO in the future. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider.

Although the Pricing Benchmark is intended to accurately capture the market price of CRO, third parties may be able to purchase and sell CRO on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of CRO on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of CRO based on the volume-weighted price of CRO on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of CRO as represented by the Pricing Benchmark. It is possible that the price of CRO on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of CRO, the price of the Shares may no longer track, whether temporarily or over time, the global market price of CRO, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of CRO. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of CRO, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of CRO and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of CRO may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of CRO used in Pricing Benchmark calculations and, therefore, could adversely affect the CRO price as reflected by the Pricing Benchmark. The Benchmark Provider may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmark, see “THE TRUST AND CRO PRICES—The Pricing Benchmark.”

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

Although the Pricing Benchmark is designed to accurately capture the market price of CRO, third parties may be able to purchase and sell CRO on public or private markets not included among the Constituent Platforms of the Pricing Benchmark, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of CRO, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate CRO price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value CRO, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of CRO provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” CRO will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of CRO, the price of the Shares may no longer track, whether temporarily or over time, the global market price of CRO, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of CRO. To the extent such prices differ materially from the market price for CRO, investors may lose confidence in the Shares’ ability to track the market price of CRO, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” CRO will be a common occurrence.

The Pricing Benchmark could fail to track the global CRO price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of CRO, third parties may be able to purchase and sell CRO on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of CRO on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of CRO based on the volume-weighted price of CRO on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of CRO as represented by the Pricing Benchmark. It is possible that the price of CRO on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of CRO, the price of the Shares may no longer track, whether temporarily or over time, the global market price of CRO, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of CRO. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of CRO, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of CRO differs materially from the global market price of CRO and/or that third parties are able to purchase and sell CRO on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s CRO may be volatile, adversely affecting the value of the Shares.

The price of CRO on public digital asset trading platforms has a limited history, and during this history, CRO prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of CRO generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of CRO as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of CRO and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of CRO as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value CRO in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of CRO in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s CRO holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of CRO trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of CRO.

Shareholders also should note that the size of the Trust in terms of total CRO held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s CRO holdings or CRO holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of CRO Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of CRO, Mining Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying CRO, The Operation Of Cronos POS, Or The Digital Asset Markets Generally.

There is a lack of consensus regarding the regulation of digital assets, including CRO, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or CRO in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including CRO and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and CRO held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling CRO and therefore may adversely affect the price of CRO and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether CRO that has been associated with such addresses in the past can be easily sold. This “tainted” CRO may trade at a substantial discount to untainted CRO. Reduced fungibility in the CRO markets may reduce the liquidity of CRO and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of CRO and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If Cronos POS were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the digital asset industry. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if Cronos POS were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Cash Custodian – to reduce support for or cease offering services for CRO or to the Trust, which could impair the utility of CRO, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of CRO and related products and services continues to evolve, may take many different forms and will, therefore, impact Cronos POS and CRO and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for CRO businesses to provide services, which may impede the growth of the CRO economy and have an adverse effect on consumer adoption of CRO. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of CRO’s status under federal or state securities laws, changes to regulations surrounding CRO futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over CRO, Cronos POS, CRO trading, or related activities impacting other parts of the digital asset market, may adversely impact CRO and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions”— any CRO transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

Future Legal Or Regulatory Developments May Negatively Affect The Value Of CRO Or Require The Trust Or The Sponsor To Become Registered With The SEC Or CFTC, Which May Cause The Trust To Liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which CRO are treated for classification and clearing purposes. In particular, CRO itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in CRO to full CFTC regulatory jurisdiction. Alternatively, in the future CRO might be classified by a court as a “security” under U.S. federal securities laws. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of CRO under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If CRO is in the future determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of CRO. For example, it may become more difficult or impossible for CRO to be traded, cleared and custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of CRO and cause users to migrate to other digital assets.

To the extent that CRO is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s CRO at a time that is disadvantageous to Shareholders.

To the extent that CRO is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s CRO at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 206(4)-2 of the Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 206(4)-2 to cover all digital assets, including CRO, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including CRO. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangement with the Custodian. It is possible that such amendments, if adopted, could prevent the Custodian from serving as a service provider to the Trust, or require potentially significant modifications to existing arrangements under the Custody Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the role that the Custodian currently plays, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of CRO) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.

Further, the proposed amendments could have a severe negative impact on the price of CRO and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to CRO, or causing certain holders of CRO to sell their holdings.

It may be illegal now, or in the future, to acquire, own, hold, sell or use CRO in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently CRO is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use CRO or to exchange CRO for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that the Trust would be taxed as a C corporation and returns to an owner of Shares would be on an after-tax basis.. Each sale or other disposition of CRO by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of CRO to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for the Trust.

Because the Trust will be a C corporation and neither a regulated investment company nor a grantor trust, the Trust will not be able to make in-kind redemption on a tax-free basis. If the Trust redeems Shares in-kind, the Trust will recognize gain in the asset distributed as if the Trust had sold the asset at it fair market value at the time of the redemption.

The Trust will not be able to make capital gains dividends. However, a portion of the distributions from the Trust may be eligible to be treated as “qualified dividends” for individual investors. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The tax treatment of CRO and transactions involving CRO for United States federal income tax purposes may change.

Under current IRS guidance, CRO is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in CRO in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which CRO is exchanged and the taxpayer’s basis in the CRO. However, because CRO is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in CRO or in transactions relating to investments in CRO may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of CRO may have a negative effect on prices of CRO and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving CRO. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in CRO or in transactions relating to investments in CRO is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of CRO and transactions involving CRO for state and local tax purposes is not settled.

Because CRO is a new technological innovation, the tax treatment of CRO for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of CRO for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of CRO may have negative consequences, including the imposition of a greater tax burden on investors in CRO or the imposition of a greater cost on the acquisition and disposition of CRO generally. Any such treatment may have a negative effect on prices of CRO and may adversely affect the value of the Shares.

A Hard “Fork” Of The CRO Blockchain Could Result In the Trust Incurring A Tax Liability.

If a hard fork occurs in the CRO Blockchain, the Trust could temporarily hold both the original CRO and the alternative new CRO. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute CRO. The Trust shall treat whichever asset the Sponsor determines is not CRO as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The receipt, distribution and/or sale of the alternative CRO may cause the Trust to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on distributions from the Trust.

Unless reduced by applicable treaties, distributions treated as dividends will be subject to a 30% withholding tax to non-U.S. Shareholders.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “____.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the CRO spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

CRO is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where CRO trade. In a highly volatile market, or if one or more spot markets supporting the CRO market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objectives.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in CRO markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Trust is unable to transact in CRO or where the Trust is unable to value its CRO holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the CRO in the CRO Account at the Custodian due to technical or operating issues at the Trust or the Custodian. Such disruptions may have an effect on overall CRO liquidity or cause price spreads of CRO to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Pricing Benchmark is not available or the Sponsor determines, in its sole discretion, that the Pricing Benchmark should not be used, the Trust’s CRO investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. CRO valued using techniques other than those employed by the Pricing Benchmark, including CRO investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND CRO PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of CRO held by the Trust, less the expenses of the Trust’s operations. A secondary investment objective is for the Trust to earn additional CRO through the validation of transactions in the Cronos POS, a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos Ecosystem. In seeking to achieve its investment objectives, the Trust will hold CRO and will value its net assets and the Shares daily based on the Pricing Benchmark. CRO will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use CRO by investing in the Shares rather than purchasing, holding and trading CRO directly. The latter alternative would require an investor to acquire CRO by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such CRO by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The Pricing Benchmark

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a financial data website integrating spot market prices from various digital asset trading platforms, that is designed to reflect the performance of CRO in U.S. dollars. The Pricing Benchmark was created to facilitate financial products based on CRO. It serves as a once-a-day benchmark rate of the U.S. dollar price of CRO (USD/CRO), calculated as of 4:00 p.m. ET.

The Pricing Benchmark aggregates the trade flow of several major CRO trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one CRO at 4:00 p.m. ET. The Sponsor may substitute an alternative reference rate as the Benchmark if it determines, in good faith, that such reference rate accurately reflects the market price of CRO.

The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of CRO in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP.

NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of CRO differs materially from the global market price of CRO and/or that third parties are able to purchase and sell CRO on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

[Pricing Benchmark Methodology

The Pricing Benchmark is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent CRO trading venues (the “Constituent Platforms”) as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Pricing Benchmark is then determined by the equally weighted average of the volume medians of all partitions.

As of ________, 20__, the Constituent Platforms included in the Pricing Benchmark are ____, ____ and ____.

●	____: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as e-money providers (Republic of Ireland, Central Bank of Ireland) and Major Payment Institutions (Singapore, Monetary Authority of Singapore).

●	____: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	____: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, ____ is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider. ____ also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators.

There may be changes to Constituent Platforms comprising the Pricing Benchmark. Once it has actual knowledge of changes to the Constituent Platforms used to calculate the Pricing Benchmark, or other material changes to the Pricing Benchmark calculation methodology, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at ________. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Constituent Platforms that contribute transaction data to the Pricing Benchmark with the aggregate volumes traded on their respective CRO-USD markets over the preceding four calendar quarters are listed in the table below:

The Constituent Platforms that contribute transaction data to the Pricing Benchmark with the aggregate volumes traded on their respective CRO-USD markets over the preceding four calendar quarters are listed in the table below:

Aggregate Trading Volume of CRO-USD Markets of Pricing Benchmark Constituent Platforms

Period	____	____	____
2024 Q2	$___________	$___________	$___________
2024 Q3	$___________	$___________	$___________
2024 Q4	$___________	$___________	$___________
2025 Q1	$___________	$___________	$___________

The market share for CRO-USD trading of the Constituent Platforms over the past four calendar quarters is shown in the table below:

CRO Trading Platform Market Share of CRO-USD Trading

Period	____	____	____
2024 Q2	___________%	___________%	___________%
2024 Q3	___________%	___________%	___________%
2024 Q4	___________%	___________%	___________%
2025 Q1	___________%	___________%	___________%

[________] DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. [________], ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. [________], ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. [________], ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.]

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds CRO and is expected from time to time to issue Baskets in exchange for deposits of cash and to distribute cash in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of CRO held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional CRO through the validation of transactions in the Cronos POS, a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos Ecosystem. In seeking to achieve its investment objectives, the Trust will hold CRO and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objectives. Besides cash received in connection with purchase orders of Baskets, the Trust’s sole asset is expected to be CRO held with the Custodian. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-CRO price of CRO, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in CRO. The Trust will only sell CRO (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis CRO pricing information based on the spot price for one CRO from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (https://etfs.canary.capital) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

CALCULATION OF NAV

Under normal circumstances, the Trust’s only asset will be CRO and, under limited circumstances, cash. The Trust’s CRO is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of CRO held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s CRO by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value CRO in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the CRO held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” CRO will be a common occurrence.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for CRO on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for CRO, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for CRO in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that CRO is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through CRO Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the CRO Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s CRO, the principal market in each scenario is determined by looking at the market-based level of volume and CRO trading activity. CRO Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable CRO trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for CRO. The Sponsor then identifies that market as the principal market for CRO during that period, and uses the price for CRO from that venue at 4:00 ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on April 23, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to Trust Agreement, as amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash represented by the NAV of the Baskets being created or redeemed. The total amount of cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of ____% of the Trust’s CRO Holdings (the “Sponsor Fee”). The Trust’s “CRO Holdings” is the quantity of the Trust’s CRO plus any cash or other assets held by the Trust represented in CRO as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in CRO as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s CRO Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in CRO and be payable monthly in CRO or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of CRO to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of CRO, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of CRO to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of CRO in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of CRO to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of CRO to pay such expenses. The Trust will seek to transfer CRO at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in CRO, the amount of CRO transferred or sold may vary from time to time depending on the actual sales price of CRO relative to the Trust’s expenses and liabilities (e.g., if the price of CRO falls, the amount of CRO needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell CRO, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells CRO, the Sponsor seeks quotes from its CRO trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of CRO incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its CRO or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of CRO for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s CRO assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying CRO holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or the Benchmark Provider. The Sponsor, or its agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of Canary Capital Group Inc. At present, the primary business activities of ________ and its subsidiaries are: (i) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (ii) the provision of securities brokerage services; (iii) the management and development of real estate; and (iv) the investment in and operation of a number of emerging businesses.

The principal office of the Sponsor is:

Canary Capital Group LLC

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

(615) 200-0788

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodian, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer CRO required for the operation of the Trust.

The Custodian

The Custodian is responsible for safekeeping all of the CRO owned by the Trust. The Custodian was selected by the Sponsor. The Sponsor has responsibility for opening the CRO Account with the Custodian. In addition, the Custodian facilitates the transfer of CRO required for the operation of the Trust upon instructions from the Sponsor or the Administrator.

[The Staking Provider

The Staking Provider is responsible for establishing and maintaining one or more validator nodes and staking the CRO owned by the Trust on Cronos POS. The Staking Provider was selected by the Sponsor. The Staking Provider exercises no discretion as to the amount the Trust’s CRO to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked CRO at all times.]

The Transfer Agent

____ serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

____ also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-CRO assets of the Trust.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing CRO market data relating to the calculation and maintenance of the Pricing Benchmark. ________ is the third-party, independent calculation agent for the Pricing Benchmark.

The Marketing Agent

The Marketing Agent is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CRO Trading Counterparties

The Trust buys and sells CRO through CRO trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of ________, the Trust has entered into agreements with each of ________, ________ and _______. to serve as a CRO trading counterparty to the Trust. ________ is an Authorized Participant. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such CRO trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in CRO with the Trust. The agreements with the CRO trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. The CRO trading counterparties will have no obligation to participate in cash orders for creations and redemptions. Each of these third parties are, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

CUSTODY OF THE TRUST’S ASSETS

The Trust has entered into the Custodial Services Agreement, pursuant to which the Custodian will custody all of the Trust’s CRO in segregated accounts from time to time. The Custodian will keep all of the private keys associated with the Trust’s CRO held by the Custodian in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s CRO are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodian will generally keep a substantial portion of the Trust’s CRO in cold storage on an ongoing basis, from time to time, portions of the Trust’s CRO will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell CRO including to pay Trust expenses. The Trust’s CRO held in the cold storage by the Custodian are held in segregated wallets and therefore are not commingled with the Custodian’s or other customer assets.

The Sponsor will allocate the Trust’s CRO to the Trust’s CRO Account at the Custodian. In the event the Sponsor determines to add additional custodians, the Sponsor will allocate the Trust’s CRO to such custodians taking into account the following: (i) the concentration of the Trust’s CRO at each custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each custodian, (iii) the insurance policies of each custodian, (iv) the fees and expenses associated with the storage of the Trust’s CRO at each custodian, (v) the fees and expenses associated with the transfer to or from the CRO Account at each custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s CRO held at the custodians, and the Sponsor may change the allocation between the custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of CRO between the CRO Accounts at each custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of CRO between the CRO Accounts at each custodian will occur “on-chain” over Cronos POS. On-chain transactions are subject to all of the risks of Cronos POS, including the risk that transactions will be made erroneously and are generally irreversible.

Custody of CRO typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of CRO from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s CRO is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodian are involved in private key management operations, and the Custodian has represented that no single individual has access to full private keys. While the Custodian will generally keep a substantial portion of the Trust’s CRO in cold storage on an ongoing basis, from time to time, portions of the Trust’s CRO will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell CRO to pay Trust expenses. The determination of what portion of the Trust’s CRO to store outside of cold storage and for what duration will be made by the Sponsor at its sole discretion.

The Custodian may receive deposits of CRO but may not send CRO without the use of the corresponding private keys. In order to send CRO when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Custodian can upload the fully signed transaction to an online network and transfer the CRO. Because the Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Trust may engage third-party custodians or vendors besides the Custodian and Cash Custodian to provide custody and security services for all or a portion of its CRO and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate custodians at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s CRO holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into CRO custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

Custody with the Custodian

[CRO custodied by the Custodian in the CRO Account is not commingled with assets of the Custodian or its affiliates or with assets of other customers of Custodian. The Custodian has also agreed in the Custodial Services Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s CRO, and that the Trust’s CRO assets are not treated as general assets of the Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the CRO held by the Custodian for the Trust and that the Trust’s CRO is held in a separate, segregated account under the Trust’s name.

The Custodian’s internal audit team performs periodic internal audits over custody operations, and the Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Custodian by an external provider.

The Custodian maintains a commercial crime insurance policy in an amount up to [$____ million], which is intended to cover the loss of client assets held by Custodian), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Custodian is shared among all of Custodian’s customers, is not specific to the Trust or to customers holding CRO with the Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Under the Custodial Services Agreement, the Custodian’s liability is subject to the following limitations, among others: other than with respect to claims and losses arising from gross negligence, fraud or willful misconduct, among others, the Custodian’s aggregate liability under the Custodial Services Agreement shall not exceed the aggregate fees paid by the Trust to the Custodian in the 12 months prior to the event giving rise to the Custodian’s liability. The Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Custodian.]

Forks and Air Drops

In the event of a fork, the Custodial Services Agreement provides that the Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodian will determine in its sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodian will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodian’s books and records for the Trust’s account. The Sponsor has not communicated any anticipatory disclaimer to the Custodian regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

Staked CRO

The Trust intends to establish a program to stake a portion of the Trust’s assets through one or more Staking Providers. The Custodian will maintain exclusive possession and control of the private keys associated with any staked CRO at all times. However, as part of the activation and unbonding processes of CRO staking, any staked CRO will be inaccessible for a period of time. Specifically, once staked, CRO becomes subject to a mandatory unbonding period, currently set at 28 days, during which it cannot be transferred or withdrawn. The length and conditions of these periods may be modified through governance or affected by network dynamics, including validator queue times and system congestion.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $____. On ____, 202_, the Trust purchased ____ CRO with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Plan of Distribution” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Share and the Seed Baskets to the public pursuant to this Prospectus.]

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Baskets.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “____.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Baskets (described above), the Trust continuously offers Baskets consisting of ________ Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive CRO as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving CRO as part of the creation or redemption process.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Basket. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

As of ________, ________ and ________have each executed an Authorized Participant Agreement.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) is based on the value of the quantity of CRO and cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent. As of the Trust’s commencement of operations, Baskets may only be purchased or redeemed by Authorized Participants for cash.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell CRO and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the CRO market, it could affect the price of CRO and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the CRO or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of CRO or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on CRO or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders are denominated and settled in cash (“Cash Creation Order”). By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the full cash deposit has been received. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by the end of the following business day or such earlier or later time as may be agreed upon by the Authorized Participant and the Sponsor following the Purchase Order Date. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct a CRO trading counterparty to purchase the amount of CRO equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting CRO will be deposited in the Trust’s account with the Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the CRO acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s CRO and cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of CRO, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes a CRO purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its CRO trading counterparties will be able to provide pricing based on the Pricing Benchmark price at 4:00 p.m. EST, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes CRO trades will be the Pricing Benchmark price at 4:00 p.m. EST, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Cash Custodian, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Pricing Benchmark price at 4:00 p.m. EST as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s CRO trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. EST, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order is not in proper form;

●	the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of a deposit that varies from the designated portfolio;

●	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

●	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

●	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust; or

●	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a CRO transaction, when it believes the price of CRO is being inconsistently, irregularly, or discontinuously published from CRO trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled in cash (“Cash Redemption Order”). By placing a Cash Redemption Order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of cash that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodian, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs the Custodian to transfer cash amount from the Trust’s Cash Custodian account to the Authorized Participant. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. EST, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a Cash Creation Order or Cash Redemption Order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of CRO. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of CRO.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of cash. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of CRO, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

When the Trust uses cash proceeds from creation transactions to purchase CRO, the Trust will receive CRO from a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to deliver the CRO. Furthermore, the third party will not be acting as an agent of any Authorized Participant with respect to the delivery of the CRO to the Trust or acting at the direction of any Authorized Participant with respect to the delivery of the CRO to the Trust. The Trust will redeem Shares by delivering CRO to a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to receive the CRO. In addition, the third party will not be acting as an agent of any Authorized Participant with respect to the receipt of the CRO from the Trust or acting at the direction of any Authorized Participant with respect to the receipt of the CRO from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to CRO through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in CRO outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including CRO. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodian, the Benchmark Provider, the Marketing Agent, and the Administrator. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Trust;

●	Employ attorneys to represent the Trust;

●	Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian, Marketing Agent, Benchmark Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	Provide for the safekeeping and use of the Trust’s assets;

●	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

●	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

●	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with purchase orders, receive directly or through its delegates the amount of cash in a Basket;

●	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of CRO attributable to the Shares redeemed;

●	Interact with the Custodian and any other party as required;

●	Select one or more Staking Providers;

●	Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

●	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	Perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any CRO or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

The Custodian

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its CRO and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Benchmark Provider

The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark. The Benchmark Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Pricing Benchmark or any data included therein. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Benchmark Provider has contracted with an independent calculation agent to calculate the Pricing Benchmark. Without limiting any of the foregoing, in no event shall the Benchmark Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Pricing Benchmark, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Chief Executive Officer and Portfolio Manager of the Sponsor are as follows:

Steven McClurg – Chief Executive Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg served as the Chief Investment Officer of Valkyrie Investments. Mr. McClurg also founded Theseus Capital, a Blockchain-powered asset management platform, followed by joining Blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor.

Josh Olszewicz – Portfolio Manager

Josh Olszewicz is a cryptocurrency analyst and trader with over a decade of experience trading crypto markets. Previously, Mr. Olszewicz was Head of Research and Portfolio Manager at Valkyrie, a specialized alternative asset management firm. Mr. Olszewicz also served as a trader at Techemy Capital, a boutique digital asset investment management company and as a head writing contributor at Brave New Coin, focusing on cryptocurrency and asset fundamental and technical analysis. Mr. Olszewicz holds a Master of Science from Johns Hopkins University, where he has served as an adjunct professor.

Kevin Farragher – Head of Product

Kevin Farragher’s background in Financial Services spans over thirty-five years and his experience extends to Financial Product Management, Operations, Compliance, and I.T. Product Management. His prior experience includes Van Eck Securities, The Chase Manhattan Bank, Rydex Investments, Guggenheim Investments and Valkyrie Investments and has served in senior consulting roles at FINRA and the Investment Company Institute. His expertise extends to all asset classes and security types and he was part of the Executive Team that facilitated the sale of Rydex Investments to Security Benefit Corp. He holds degrees from Colgate University and Fordham University and presently resides in Gaithersburg, Maryland.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at ________, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or 1934 Act.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of ________, included in this Prospectus has been so included in reliance on the report of ________, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s CRO and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator will also facilitate the instruction to transfer CRO required for the operation of the Trust.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under the Administration Agreement, and shall be liable to the Trust only for direct losses suffered or incurred by the Trust resulting from the failure of the Administrator to exercise its standard of care.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. Unless directly caused by or resulting from, the failure of the Administrator to exercise its standard of care, the Administrator shall have no liability for errors of judgment or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement.

Neither the Trust nor the Administrator shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the negligence, misfeasance or willful misconduct of the Administrator in the manner in which it carries out the instruction.

The Trust agrees to indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with any action or omission by the Administrator in the performance of its duties under the Administration Agreement, or as a result of the Administrator acting upon any instructions reasonably believed by it to have been communicated to it or upon reasonable reliance on information or records given or made by the Trust. However, the Trust will not indemnify the Administrator from losses, damages and expenses occasioned by or resulting from the negligence, misfeasance or willful misconduct of the Administrator, its officers, employees or agents as the case may be.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the ________.

Termination of the Administration Agreement

The Administration Agreement shall continue in full force and effect until the first to occur of: (i) termination for convenience by the Administrator by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (ii) termination for convenience by the Trust by an instrument in writing delivered or mailed to the Administrator, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (iii) termination by the Administrator, by an instrument in writing delivered or mailed to the Trust if the Administrator reasonably determines that servicing the Trust raises regulatory or reputational concerns, with such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iv) termination by the either party by written notice delivered to the other party, based upon: (a) the terminating party’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of the other party is deteriorating in any material respect, in which case termination shall take effect upon the other party’s receipt of such notice or at such later time as the terminating party shall designate; (b) the other party committing a material breach of the Administration Agreement, and failing to remedy such material breach within ninety (90) days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or (c) the relevant state or federal authority withdrawing its authorization of the either party.

CRO Custody Agreement

The CRO Custody Agreement establishes the rights and responsibilities of the Custodian, Sponsor and the Trust with respect to the CRO in the CRO Account, which is established and maintained by the Custodian. See “Custody of the Trust’s Assets” for a description of the CRO Custody Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and ________, ________ assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Indemnity and Limitations on Liability

In its capacity as Marketing Agent, ________ is indemnified and held harmless against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the Trust’s offering documents included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Trust will not indemnify the Marketing Agent or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Marketing Agent. In no case (i) is the indemnity of the Trust in favor of the Marketing Agent or any person indemnified to be deemed to protect the Marketing Agent or any person against any liability to the Trust or its security holders to which the Marketing Agent or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Agreement, or (ii) is the Trust to be liable under its indemnity agreement with respect to any claim made against the Marketing Agent or any person indemnified unless the Marketing Agent or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Marketing Agent or any such person (or after the Marketing Agent or such person shall have received notice of service on any designated agent).

Term and Termination

The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on sixty (60) days’ prior written notice.

Governing Law

The Distribution Agreement is governed by the laws of the ________.

Transfer Agency Agreement

________ serves as the Transfer Agent. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of EUAs or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of ________.

[Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-CRO assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-CRO assets for safekeeping. Amounts received in connection with the sale of CRO shall be deposited into the Cash Account.]

Standard of Care; Limitations of Liability

The Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence.

The Cash Custodian shall not be liable if the Cash Custodian (or any sub-custodian) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which the Cash Custody Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Cash Custodian, unless, in each case, such delay or nonperformance is caused by the breach by the Cash Custodian of its standard care or a malfunction or failure of equipment operated or utilized by the Cash Custodian other than a malfunction or failure beyond the Cash Custodian’s control and which could not reasonably be anticipated and/or prevented.

Indemnity

Under the Cash Custody Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Cash Custodian or its nominee caused by or arising from actions taken by the Cash Custodian on behalf of the Trust in the performance of its duties and obligations under the Cash Custody Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the Cash Custodian’s breach of its standard of care.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by the laws of the State of ________.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Cash Custodian by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Trust by an instrument in writing delivered or mailed to the Cash Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Trust by written notice delivered to the Cash Custodian, based upon the Trust’s determination that there is a reasonable basis to conclude that the Cash Custodian is insolvent or that the financial condition of the Cash Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Cash Custodian’s receipt of such notice or at such later time as the Trust shall designate.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

[The Trust is expected to be classified as a domestic corporation for U.S. federal income tax purposes and as such is expected to be obligated to pay U.S. federal and applicable state corporate taxes on its taxable income. This differs from investment companies that elect to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”), to avoid paying entity-level income taxes. In pursuing its investment objectives, the Trust will not be required to comply with the diversification requirements of a regulated investment company.]

The amount of taxes currently paid by the Trust will vary depending on the amount of income and gains derived from its investments. Taxes paid by the Trust will reduce your return from an investment in the Fund.

The Trust will be subject to U.S. federal income tax at the regular corporate tax rate, currently 21%, on any gain recognized by the Trust on any sale of assets by the Trust.

Taxation of U.S. Shareholders

The Trust may periodically make distributions to its Shareholders. To the extent such distributions are out of the Trust’s earnings and profits such distributions will be treated as dividends to the Shareholders. Such dividends may be eligible to be treated as “qualified dividends” for individual Shareholders or eligible for a dividends received deduction by corporate Shareholders depending other factual circumstances. If a distribution is not paid out of earnings and profits it will be treated, first, as a reduction of the Shareholder’s basis, and, to the extent the distribution exceeds the Shareholder’s basis as gain from the sale or disposition of the Shares. A distribution that reduces a Shareholder’s basis is not currently taxable but will increase the amount of gain or reduce the amount of loss recognized on an ultimate sale or disposition of the Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies CRO as “property” that is not currency for U.S. federal income tax purposes and clarifies that CRO can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of CRO. Because CRO is a new technological innovation, the U.S. federal income tax treatment of CRO or transactions relating to investments in CRO may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving CRO. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in CRO or in transactions relating to investments in CRO is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use CRO to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells CRO (for example to generate cash to pay fees or expenses) or is treated as selling CRO (for example by using CRO to pay fees or expenses), the Trust will generally recognize gain or loss on the use of CRO to pay expenses.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis in the Shares sold. A Shareholder’s tax basis is generally the amount paid for the Shares, but is subject to some adjustments. Based on current IRS guidance, such gain or loss on the sale of Shares will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in the Shares that were sold and otherwise will be short-term capital gain or loss.

Sales of CRO to fund cash redemptions are expected to result in gains and losses with such gains and losses expected to be treated as incurred by the Trust.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its Shares generally will be equal to its tax basis in its Shares immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in CRO held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX
ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying CRO held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://etfs.canary.capital. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at ________.

Report of Independent Registered Public Accounting Firm

[To be provided]

Canary Staked CRO ETF

Statement of Assets and Liabilities

[To be provided]

Canary Staked CRO ETF

Notes to Financial Statement

[To be provided]

CANARY STAKED CRO ETF

SHARES

PROSPECTUS

_______, 202_

Until _______, 202_ (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Canary Capital Group LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0	*
Listing fee (actual)	$____
Auditor’s fees and expenses	$____
Legal fees and expenses	$____
Printing expenses	$____
Miscellaneous expenses	$____
Total	$____

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $____. On ____, 202_, the Trust purchased ____ CRO with the proceeds of the Seed Baskets.]

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1*	Trust Agreement

3.2*	Certificate of Trust

5.1**	Opinion of Chapman and Cutler LLP as to legality

8.1**	Opinion of Chapman and Cutler LLP as to tax matters

10.1**	Form of Initial Authorized Participant Agreement

10.2**	Distribution Agreement

10.3**	Custodial Services Agreement

10.4**	Administration Agreement

10.5**	Transfer Agency Agreement

10.6**	Sponsor Agreement

10.7**	Cash Custody Agreement (Custodian Agreement)

23.1**	Consent of Independent Registered Public Accounting Firm

23.2**	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)

107*	Filing Fee Tables

* Filed herewith

** To be filed by amendment

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, and the State of Tennessee, on May 30, 2025.

CANARY STAKED CRO ETF

Canary Capital Group LLC,
as Sponsor of the Trust

By:	/s/ Steven McClurg
Name: Steven McClurg
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/s/ Steven McClurg	Chief Executive Officer (Principal Executive Officer)	May 30, 2025
Steven McClurg
/s/ Josh Olszewicz	Portfolio Manager (Principal Financial Officer)	May 30, 2025
Josh Olszewicz
/s/ Kevin Farragher	Head of Product (Principal Accounting Officer)	May 30, 2025
Kevin Farragher

* The registrant is a trust and the persons are signing in their capacities as officers of Canary Capital Group LLC, the Sponsor of the registrant.

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